                                                                  EXHIBIT 10.1

                                                                EXECUTION COPY
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                          AGREEMENT AND PLAN OF MERGER
                                  BY AND AMONG
                            SUMMIT TECHNOLOGY, INC.,
                           ALPINE ACQUISITION CORP.,
                                      AND
                      AUTONOMOUS TECHNOLOGIES CORPORATION








                          DATED AS OF OCTOBER 1, 1998








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                               TABLE OF CONTENTS
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
ARTICLE I........................................................................................................................1

 THE MERGER......................................................................................................................1
   SECTION 1.1  The Merger.......................................................................................................1
   SECTION 1.2  Effective Time...................................................................................................2
   SECTION 1.3  Effect of the Merger.............................................................................................2
   SECTION 1.4  Certificate of Incorporation, By-Laws............................................................................2
   SECTION 1.5  Directors and Officers...........................................................................................2
   SECTION 1.6  Effect on Capital Stock..........................................................................................3
   SECTION 1.7  Exchange of Certificates.........................................................................................5
   SECTION 1.8  Stock Transfer Books.............................................................................................7
   SECTION 1.9  No Further Ownership Rights in Company Common Stock..............................................................7
   SECTION 1.10 Lost, Stolen or Destroyed Certificates...........................................................................7
   SECTION 1.11 Tax Consequences.................................................................................................7
   SECTION 1.12 Taking of Necessary Action; Further Action.......................................................................7
   SECTION 1.13 Material Adverse Effect..........................................................................................8
   SECTION 1.14 Restructuring of the Merger......................................................................................8


ARTICLE II

 REPRESENTATIONS AND WARRANTIES OF THE COMPANY...,...............................................................................9
   SECTION 2.1  Organization and Qualification; Subsidiaries.....................................................................9
   SECTION 2.2  Articles of Incorporation and By-Laws...........................................................................10
   SECTION 2.3  Capitalization..................................................................................................10
   SECTION 2.4  Authority Relative to this Agreement............................................................................11
   SECTION 2.5  No Conflict; Required Filings and Consents......................................................................11
   SECTION 2.6  Compliance......................................................................................................13
   SECTION 2.7  SEC Filings; Financial Statements...............................................................................13
   SECTION 2.8  Absence of Certain Changes or Events............................................................................13
   SECTION 2.9  No Undisclosed Liabilities......................................................................................14
   SECTION 2.10 Absence of Litigation...........................................................................................14
   SECTION 2.11 Employee Benefit Plans, Employment Agreements...................................................................14
   SECTION 2.12 Labor Matters...................................................................................................16
   SECTION 2.13 Registration Statement, Joint Proxy Statement/Prospectus........................................................16
   SECTION 2.14 Title to Property...............................................................................................17
   SECTION 2.15 Taxes...........................................................................................................17
   SECTION 2.16 Environmental Matters...........................................................................................18
   SECTION 2.17 Intellectual Property...........................................................................................18
   SECTION 2.18 Regulatory Matters..............................................................................................20
   SECTION 2.19 Interested Party Transactions...................................................................................21
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                                       i-
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    SECTION 2.20  Insurance......................................................................21
    SECTION 2.21  Opinion of Financial Advisor...................................................21
    SECTION 2.22  Brokers........................................................................21
    SECTION 2.23  Control Payments...............................................................21
    SECTION 2.24  Expenses.......................................................................21
    SECTION 2.25  No Existing Discussions........................................................21
    SECTION 2.26  Sections 607.0901 and 607.0902 of the FBCA Not Applicable......................22

ARTICLE III

  REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB........................................22
    SECTION 3.1   Organization and Qualification; Subsidiaries...................................22
    SECTION 3.2   Charter and By-Laws............................................................22
    SECTION 3.3   Capitalization.................................................................23
    SECTION 3.4   Authority Relative to this Agreement...........................................23
    SECTION 3.5   No Conflict, Required Filings and Consents.....................................24
    SECTION 3.6   Compliance.....................................................................25
    SECTION 3.7   SEC Filings; Financial Statements..............................................25
    SECTION 3.8   Absence of Certain Changes or Events...........................................26
    SECTION 3.9   No Undisclosed Liabilities.....................................................26
    SECTION 3.10  Absence of Litigation..........................................................26
    SECTION 3.11  Employee Benefit Plans; Employment Agreements..................................26
    SECTION 3.12  Labor Matters..................................................................28
    SECTION 3.13  Registration Statement; Joint Proxy Statement/Prospectus.......................28
    SECTION 3.14  Title to Property..............................................................28
    SECTION 3.15  Taxes..........................................................................29
    SECTION 3.16  Environmental Matters..........................................................29
    SECTION 3.17  Intellectual Property..........................................................29
    SECTION 3.18  Regulatory Matters.............................................................30
    SECTION 3.19  Interested Party Transactions..................................................31
    SECTION 3.20  Financial Capacity.............................................................31
    SECTION 3.21  Opinion of Financial Advisor...................................................31
    SECTION 3.22  Brokers........................................................................31
    SECTION 3.23  Ownership of Merger Sub; No Prior Activities...................................31

ARTICLE IV

  CONDUCT OF BUSINESS PENDING THE MERGER.........................................................32
    SECTION 4.1   Conduct of Business by the Company Pending the Merger..........................32
    SECTION 4.2   No Solicitation................................................................34
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                                      ii-
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
ARTICLE V

  ADDITIONAL AGREEMENTS.................................................................35
    SECTION 5.1 HSR Act.................................................................35
    SECTION 5.2 Joint Proxy Statement Prospectus; Registration Statement................35
    SECTION 5.3 Stockholders Meetings...................................................36
    SECTION 5.4 Access to Information; Confidentiality..................................36
    SECTION 5.5 Consents; Approvals.....................................................36
    SECTION 5.6 Agreements with Respect to Affiliates...................................37
    SECTION 5.7 Indemnification and Insurance...........................................37
    SECTION 5.8 Notification of Certain Matters.........................................38
    SECTION 5.9 Further Action/Tax Treatment............................................38
    SECTION 5.10 Public Announcements...................................................39
    SECTION 5.11 Accountants' Letters...................................................39
    SECTION 5.12 Board Representation...................................................39
    SECTION 5.13 Nasdaq Listing.........................................................40
    SECTION 5.14 Listing of Parent Shares...............................................40
    SECTION 5.15 Joint Shareholder Communications Efforts...............................40
    SECTION 5.16 Dismissal of Civil Actions.............................................40
    SECTION 5.17 Issuance of CIBA Shares................................................40

ARTICLE VI

  CONDITIONS TO THE MERGER..............................................................40
    SECTION 6.1 Conditions to Obligation of Each Party to Effect the Merger.............40
    SECTION 6.2 Additional Conditions to Obligations of Parent and Merger Sub...........41
    SECTION 6.3 Additional Conditions to Obligation of the Company......................42

ARTICLE VII

  TERMINATION...........................................................................43
    SECTION 7.1 Termination.............................................................43
    SECTION 7.2 Effect of Termination...................................................45
    SECTION 7.3 Fees and Expenses.......................................................45

ARTICLE VIII

  GENERAL PROVISIONS....................................................................46
    SECTION 8.1 Effectiveness of Representations, Warranties and Agreements;
    Knowledge, Etc......................................................................46
    SECTION 8.2 Notices.................................................................46
    SECTION 8.3 Certain Definitions.....................................................47
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                                     iii-

   SECTION 8.4  Amendment.....................................................48
   SECTION 8.5  Waiver........................................................48
   SECTION 8.6  Headings......................................................48
   SECTION 8.7  Severability..................................................48
   SECTION 8.8  Entire Agreement..............................................49
   SECTION 8.9  Assignment; Guarantee of Merger Sub...........................49
   SECTION 8.10 Parties in Interest...........................................49
   SECTION 8.11 Failure or Indulgence Not Waiver; Remedies Cumulative.........49
   SECTION 8.12 Governing Law.................................................49
   SECTION 8.13 Counterparts..................................................49



                                      iv-

           LOCATION OF DEFINED TERMS IN AGREEMENT AND PLAN OF MERGER
           ---------------------------------------------------------


DEFINED TERMS                            SECTION OF MERGER AGREEMENT
-------------                            ---------------------------

1998 Company Balance Sheet                                   2.9
1998 Parent Balance Sheet                                    3.9
Acquisition Proposal                                         4.2(a)
Affiliates                                                   8.3
Affiliate Agreement                                          5.6
Affiliate Letter                                             5.6
Agreement                                                    Preamble
Alternative Transaction                                      7.1
Approvals                                                    2.1
Average Closing Price                                        1.6(a)
Beneficial Owner                                             8.3
Blue Sky Laws                                                2.5(d)
Business Day                                                 8.3
Cash Consideration                                           1.6(a)
Certificates                                                 1.6(f)
Certificates of Merger                                       1.2
Closing                                                      1.1(b)
Code                                                         Preamble
Company                                                      Preamble
Company Common Stock                                         Preamble
Company Disclosure Schedule                                  Article II Preamble
Company Employee Plans                                       2.11(a)
Company ERISA Affiliate                                      2.11(a)
Company Fee                                                  7.3(b)
Company Intellectual Property Rights                         2.17(a)
Company Liens                                                2.3
Company Permits                                              2.6(b)
Company Products                                             2.18(a)
Company SEC Reports                                          2.7(a)
Company Stockholders Meeting                                 2.13
Company Stock Option Plan                                    1.6(c)(i)
Company Stock Purchase Plan                                  1.6(c)(v)
Confidentiality Letter                                       5.4
Control                                                      8.3
DGCL                                                         Preamble
Diluted Company Common Stock                                 1.6(a)
Effective Time                                               1.2
Environmental Laws                                           2.16


                                      v-

ERISA                                                       2.11(a)
Exchange Act                                                2.5(a)
Exchange Agent                                              1.7(a)
FBCA                                                        Preamble
FDA                                                         2.18(a)
Generally accepted accounting principles                    8.3
HSR Act                                                     2.5(d)
Indemnified Parties                                         5.7(b)
IRS                                                         2.11(b)
ISO                                                         2.11(c)
Joint Proxy Statement/Prospectus                            2.13
Laws                                                        2.5(c)
Licenses                                                    2.18(b)
Liens                                                       2.3
Material Adverse Effect                                     1.13
Merger                                                      Preamble
Merger Consideration                                        1.7(b)
Merger Sub                                                  Preamble
Parent                                                      Preamble
Parent Common Stock                                         1.6(a)
Parent Disclosure Schedule                                  Article III Preamble
Parent Employee Plans                                       3.11(a)
Parent ERISA Affiliate                                      3.11(a)
Parent Fee                                                  7.3(c)
Parent Intellectual Property Rights                         3.17(a)
Parent Liens                                                3.3
Parent Material Adverse Effect                              1.13
Parent Permits                                              3.6(b)
Parent Products                                             3.18(a)
Parent SEC Reports                                          3.7(a)
Parent Shares                                               1.6(a)
Parent Stockholders Meeting                                 2.13
PBGC                                                        2.11(b)
Per Share Cash Consideration                                1.6(a)
Per Share Stock Consideration                               1.6(a)
Outstanding Company Common Stock                            1.6(a)
Rule 145                                                    5.6
SEC                                                         2.5(a)
Securities Act                                              1.6(c)(iv)
Series I Preferred Stock                                    1.6(a)
Share                                                       Preamble
Stock Consideration                                         1.6(a)
Stock Options                                               1.6(c)(i)


                                      vi-

Stockholders Agreements                                     2.26
Stockholders Meeting                                        2.13
Subsidiary Documents                                        2.2
Tax/Taxes                                                   2.15
Tax Returns                                                 2.15
Terminating Breach                                          7.1(f)
Third Party                                                 7.1(h)






                                      vii-

                         AGREEMENT AND PLAN OF MERGER

   AGREEMENT AND PLAN OF MERGER, dated as of October 1, 1998 (this "AGREEMENT"), among Summit Technology, Inc., a Massachusetts corporation ("PARENT"), Alpine Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of Parent ("MERGER SUB"), and Autonomous Technologies Corporation, a Florida corporation (the "COMPANY").

                                  WITNESSETH:

   WHEREAS, the Boards of Directors of Parent, Merger Sub and the Company have each determined that it is advisable and in the best interests of their respective stockholders for Parent to enter into a business combination with the Company upon the terms and subject to the conditions set forth herein;

   WHEREAS, in furtherance of such combination, the Boards of Directors of Parent, Merger Sub and the Company have each approved the merger (the "MERGER") of the Company with and into Merger Sub or, if the Merger is restructured as provided herein, of Merger Sub with an into the Company, in accordance with the applicable provisions of the Florida Business Corporation Act (the "FBCA") and the Delaware General Corporation Law (the "DGCL"), and upon the terms and subject to the conditions set forth herein;

   WHEREAS, Parent, Merger Sub and the Company intend, unless the Merger shall have been restructured as provided herein, by approving resolutions authorizing this Agreement, to adopt this Agreement as a plan of reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "CODE"), and the regulations promulgated thereunder; and

   WHEREAS, pursuant to the Merger, each outstanding share (a "SHARE") of the Company's common stock, $.01 par value per share (the "COMPANY COMMON STOCK"), shall be converted into the right to receive the Merger Consideration (as defined in Section 1.7(b)), upon the terms and subject to the conditions set forth herein;

   NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, Parent, Merger Sub and the Company hereby agree as follows:

                                   ARTICLE I

                                  THE MERGER

   SECTION 1.1  The Merger.

   (a) Effective Time. At the Effective Time (as defined in Section 1.2), and subject to and upon the terms and conditions of this Agreement, the FBCA and the DGCL, the Company shall be merged with and into Merger Sub, the separate corporate existence of the Company shall cease, and Merger

Sub shall continue as the surviving corporation. Merger Sub as the surviving corporation after the Merger is hereinafter sometimes referred to as the "SURVIVING CORPORATION."

   (b)  Closing.  Unless this Agreement shall have been terminated pursuant to
Section 7.1 and subject to the satisfaction or waiver of the conditions set forth in Article VI, the consummation of the Merger (the "CLOSING") will take place as promptly as practicable (and in any event within two business days) after satisfaction or waiver of the conditions set forth in Article VI, at the offices of Ropes & Gray, One International Place, Boston, Massachusetts, unless another date, time or place is agreed to in writing by the parties hereto.

   SECTION 1.2 Effective Time. As promptly as practicable after the satisfaction or waiver of the conditions set forth in Article VI, the parties hereto shall cause the Merger to be consummated by filing certificates of merger as contemplated by the FBCA and the DGCL (the "CERTIFICATES OF MERGER"), together with any required related certificates, with the Secretary of State of the State of Florida and the Secretary of State of the State of Delaware, in such form as required by, and executed in accordance with the relevant provisions of, the FBCA and the DGCL (the time of the later of such filings being the "EFFECTIVE TIME").

   SECTION 1.3 Effect of the Merger. At the Effective Time, the effect of the Merger shall be as provided in this Agreement, the Certificates of Merger and the applicable provisions of the FBCA and the DGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time all the property, rights, privileges, powers and franchises of the Company and Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities and duties of the Company and Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation.

   SECTION 1.4  Certificate of Incorporation, By-Laws.

   (a) Certificate of Incorporation. Unless otherwise determined by Parent prior to the Effective Time, at the Effective Time the Certificate of Incorporation of Merger Sub, as in effect immediately prior to the Effective Time, shall be the Certificate of Incorporation of the Surviving Corporation until thereafter amended in accordance with the DGCL and such Certificate of Incorporation.

   (b) By-Laws. Unless otherwise determined by Parent prior to the Effective Time, at the Effective Time the By-Laws of Merger Sub, as in effect immediately prior to the Effective Time, shall be the By-Laws of the Surviving Corporation until thereafter amended in accordance with the DGCL, the Certificate of Incorporation of the Surviving Corporation and such By-Laws.

   SECTION 1.5 Directors and Officers. The directors of Merger Sub immediately prior to the Effective Time shall be the initial directors of the Surviving Corporation, each to hold office in accordance with the Certificate of Incorporation and By-Laws of the Surviving Corporation, and the officers of Merger Sub immediately prior to the Effective Time shall be the initial officers of the Surviving Corporation, in each case until their respective successors are duly elected or appointed and qualified.

                                      2-

   SECTION 1.6 Effect on Capital Stock. At the Effective Time, by virtue of the Merger and without any action on the part of the Parent, Merger Sub, the Company or any of their respective stockholders:

   (a) Conversion of Securities. Each Share issued and outstanding immediately prior to the Effective Time (excluding any Shares to be canceled pursuant to Section 1.6(b)) shall be converted, subject to Section 1.6(f), into the right to receive (i) the quotient of 11,650,400 shares (the "STOCK CONSIDERATION") of validly issued, fully paid and nonassessable shares ("PARENT SHARES") of the Common Stock, $0.01 par value per share, of Parent ("PARENT COMMON STOCK") divided by the Diluted Company Common Stock (the "PER SHARE STOCK CONSIDERATION") and (ii) the quotient of $50,000,000 in cash less (A) one-half of any amounts advanced to the Company by Parent after the date hereof and (B) unless the holders of the Series I Preferred Stock shall have converted such Series I Preferred Stock prior to the Effective Time, any amounts that would be payable upon redemption of all shares of the Company's Convertible Preferred Stock, Series I, $.01 par value per share (the "SERIES I PREFERRED STOCK"), that are issued or issuable as of the date hereof, assuming redemption is made on the date on which the Effective Time occurs in accordance with the provisions of the Company's Articles of Incorporation or pursuant to any agreement with the holders of Series I Preferred Stock prior to the Effective Time (the "CASH CONSIDERATION") divided by the Diluted Company Common Stock (the "PER SHARE CASH CONSIDERATION"). If the average closing price of Parent Common Stock on The Nasdaq National Market for the five trading days ending on the day before the date on which the Effective Time occurs (the "AVERAGE CLOSING PRICE") is less than $4.2917, then the $50,000,000 in the previous sentence shall be reduced to 11,650,400 multiplied by the Average Closing Price.

   "Diluted Company Common Stock" means the number of shares of Company Common Stock outstanding at the Effective Time (the "Outstanding Company Common Stock"), plus all shares of Company Common Stock issuable upon the exercise or conversion of all options, warrants, convertible securities or other rights, agreements, arrangements or other commitments of any character pursuant to which the Company is obligated, contingently or otherwise, to issue or sell shares of Company Common Stock (excluding the Series I Preferred Stock and all rights to acquire the Series I Preferred Stock) calculated by applying the treasury stock method to options, warrants and convertible securities.

   (b) Cancellation. Each Share held in the treasury of the Company and each Share owned by Parent, Merger Sub or any direct or indirect wholly owned subsidiary of the Company or Parent immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of the holder thereof, cease to be outstanding, be canceled and retired without payment of any consideration therefor and cease to exist.

                                      3-

   (c) Stock Options and Stock Purchase Plan.

       (i) At the Effective Time, Parent will assume each then outstanding option to purchase Shares (the "STOCK OPTIONS") under the Company's 1995 Stock Option Plan (the "COMPANY STOCK OPTION PLAN") as to which the holder has waived the acceleration of vesting under Section 14 of the Company Stock Option Plan, and each such Stock Option shall thereafter constitute an option to acquire, on substantially the same terms and subject to substantially the same conditions as were applicable under such Stock Option, including without limitation term, vesting, exercisability, status as an "incentive stock option" under Section 422 of the Code and termination provisions, the number of shares of Parent Common Stock, rounded down to the nearest whole share, equal to the sum of (i) the product of the number of Shares subject to such Stock Option immediately prior to the Effective Time multiplied by the Per Share Stock Consideration plus (ii) the product of the number of Shares subject to such Stock Option immediately prior to the Effective Time multiplied by a fraction the numerator of which is the Per Share Cash Consideration and the denominator of which is the Average Closing Price. The exercise price per share of Parent Common Stock (increased to the nearest whole cent) shall be equal to the aggregate exercise price of the Stock Option divided by the number of Shares of Parent Common Stock into which such Stock Option will become exercisable at the Effective Time; provided, however, that in the case of any Stock Option to which Section 421 of the Code applies by reason of its qualification as an incentive stock option under Section 422 of the Code, the conversion formula shall be adjusted if necessary to comply with Section 424(a) of the Code.

       (ii) The Company shall use its best efforts to obtain all necessary waivers, consents or releases from holders of Stock Options under the Company Stock Option Plan and take any such other action as may be reasonably necessary to give effect to the transactions contemplated by this Section 1.6(c).

       (iii) Parent shall take all corporate action necessary to reserve for issuance a sufficient number of Parent Shares for delivery pursuant to the terms set forth in this Section 1.6(c).

       (iv) Subject to any applicable limitations under the Securities Act of 1933, as amended, and the rules and regulations thereunder (the "SECURITIES ACT"), Parent shall either (A) file a Registration Statement on Form S-8 (or any successor form), effective as of the Effective Time, with respect to the shares of Parent Common Stock issuable upon exercise of the Stock Options, or
   (B) file any necessary amendments to the Company's previously-filed Registration Statement(s) on Form S-8 in order that the Parent will be deemed a "successor registrant" thereunder, and, in either event the Parent shall use all reasonable efforts to maintain the effectiveness of such registration statement(s) (and maintain the current status of the prospectus or prospectuses relating thereto) for so long as such Stock Options shall remain outstanding.

                                      4-

       (v) The Company will promptly cause written notice of the execution of this Agreement to be given to persons holding options or other rights to purchase Company Common Stock under the Company's 1996 Employee Stock Purchase Plan (the "COMPANY STOCK PURCHASE PLAN"). The Company will terminate the Company Stock Purchase Plan at the end of the current purchase period.

   (d) Capital Stock of Merger Sub. Each share of common stock, $.01 par value, of Merger Sub issued and outstanding immediately prior to the Effective Time shall remain outstanding.

   (e) Adjustments to Stock Consideration. The Stock Consideration shall be adjusted to fully reflect the effect of any stock split, reverse split, stock dividend (including any dividend or distribution of securities convertible into Parent Common Stock), reorganization, recapitalization or other like change with respect to Parent Common Stock occurring after the date hereof and prior to the Effective Time.

   (f) Fractional Shares. Unless Parent otherwise elects, no certificates or scrip representing less than one Parent Share shall be issued upon the surrender for exchange of a certificate or certificates which immediately prior to the Effective Time represented outstanding Shares (the "CERTIFICATES"). If Parent so elects, in lieu of any such fractional share, each holder of Shares who would otherwise have been entitled to a fraction of a Parent Share upon surrender of Certificates for exchange shall be paid upon such surrender cash equal to the product of (i) such fraction, multiplied by (ii) the Average Closing Price.

   SECTION 1.7  Exchange of Certificates.

   (a) Exchange Agent. Parent shall supply, or shall cause to be supplied, to or for the account of BankBoston, N.A., or such other bank or trust company as shall be designated by Parent (the "EXCHANGE AGENT"), in trust for the benefit of the holders of Company Common Stock, for exchange in accordance with this
Section 1.7, through the Exchange Agent, certificates evidencing the Parent Shares issuable pursuant to Section 1.6 in exchange for outstanding Shares.

   (b) Exchange Procedures. As soon as reasonably practicable after the Effective Time, Parent will instruct the Exchange Agent to mail to each holder of record of Certificates (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of the Certificates to the Exchange Agent and shall be in such form and have such other provisions as Parent may reasonably specify), and (ii) instructions to effect the surrender of the Certificates in exchange for the certificates evidencing Parent Shares. Upon surrender of a Certificate for cancellation to the Exchange Agent together with such letter of transmittal, duly executed, and such other customary documents as may be required pursuant to such instructions, the holder of such Certificate shall be entitled to receive in exchange therefor (A) certificates evidencing that number of whole Parent Shares which such holder has the right to receive pursuant to
Section 1.6(a) in respect of the Shares formerly evidenced by such Certificate,
(b) the per Share Cash Consideration, (C) any dividends or other distributions to which
                                       5-
such holder is entitled pursuant to Section 1.7(c), and (D) cash in respect of fractional shares as provided in Section 1.6(f) (the Stock Consideration, the Cash Consideration, dividends, distributions and cash being, collectively, the "MERGER CONSIDERATION"), and the Certificate so surrendered shall forthwith be canceled. In the event of a transfer of ownership of Shares which is not registered in the transfer records of the Company as of the Effective Time, the Merger Consideration may be issued and paid in accordance with this Article I to a transferee if the Certificate evidencing such Shares is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer pursuant to this Section 1.7(b) and by evidence that any applicable stock transfer taxes have been paid. Until so surrendered, each outstanding Certificate that, prior to the Effective Time, represented Shares will be deemed from and after the Effective Time, for all corporate purposes, other than the payment of dividends and subject to Section 1.6(f), to evidence the ownership of the number of whole Parent Shares that represent the Stock Consideration with respect to such Shares.

   (c) Distributions With Respect to Unexchanged Parent Shares. No dividends or other distributions declared or made after the Effective Time with respect to Parent Shares with a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate with respect to the Parent Shares they are entitled to receive until the holder of such Certificate shall surrender such Certificate. Subject to applicable law, following surrender of any such Certificate, there shall be paid to the record holder of the certificates representing whole Parent Shares issued in exchange therefor, without interest, at the time of such surrender, the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such whole Parent Shares.

   (d) Transfers of Ownership. If any certificate for Parent Shares is to be issued in a name other than that in which the Certificate surrendered in exchange therefor is registered, it will be a condition to the issuance thereof that the Certificate so surrendered will be properly endorsed and otherwise in proper form for transfer and that the person requesting such exchange will have paid to Parent or any agent designated by it any transfer or other taxes required by reason of the issuance of a certificate for Parent Shares in any name other than that of the registered holder of the certificate surrendered, or have established to the satisfaction of Parent or any agent designated by it that such tax has been paid or is not payable.

   (e) No Liability. At any time following one year after the Effective Time, Parent shall be entitled to require the Exchange Agent to deliver to Parent any Merger Consideration which had been made available to the Exchange Agent by or on behalf of Parent and which has not been disbursed to holders of Certificates, and thereafter such holders shall be entitled to look to Parent only as general creditors thereof with respect to the Merger Consideration payable upon due surrender of their Certificates. Notwithstanding the foregoing, neither Parent, Merger Sub nor the Company shall be liable to any holder of Company Common Stock for any Merger Consideration delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

                                      6-

   (f) Withholding Rights. Parent or the Exchange Agent shall be entitled to deduct and withhold from the Merger Consideration otherwise payable pursuant to this Agreement to any holder of Company Common Stock such amounts as Parent or the Exchange Agent is required to deduct and withhold with respect to the making of such payment under the Code, or any provision of state, local or foreign tax law. To the extent that amounts are so withheld by Parent or the Exchange Agent, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the Shares in respect of which such deduction and withholding was made by Parent or the Exchange Agent.

   SECTION 1.8 Stock Transfer Books. At the Effective Time, the stock transfer books of the Company shall be closed, and there shall be no further registration of transfers of Company Common Stock thereafter on the records of the Company.

   SECTION 1.9 No Further Ownership Rights in Company Common Stock. The Merger Consideration delivered upon the surrender of Certificates in exchange for the Shares represented thereby, in accordance with the terms hereof, shall be deemed to have been issued in full satisfaction of all rights pertaining to such Shares, and there shall be no further registration of transfers on the records of the Surviving Corporation of Shares which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation for any reason, they shall be canceled and exchanged as provided in this Article I.

   SECTION 1.10 Lost, Stolen or Destroyed Certificates. In the event any Certificates shall have been lost, stolen or destroyed, the Exchange Agent shall issue in exchange for such lost, stolen or destroyed Certificates, upon the making of an affidavit of that fact by the holder thereof, such Parent Shares as may be required pursuant to Section 1.6; provided, however, that Parent may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed Certificates to deliver a bond in such sum as it may reasonably direct as indemnity against any claim that may be made against Parent or the Exchange Agent with respect to the Certificates alleged to have been lost, stolen or destroyed.

   SECTION 1.11 Tax Consequences. Unless the Merger is restructured as the Alternative Taxable Merger, it is intended by the parties hereto that the Merger shall constitute a reorganization within the meaning of Section 368 of the Code. The parties hereto hereby adopt this Agreement as a "plan of reorganization" within the meaning of Sections 1.368-2(g) and 1.368-3(a) of the United States Treasury Regulations.

   SECTION 1.12 Taking of Necessary Action; Further Action. Each of Parent, Merger Sub and the Company will take all such reasonable and lawful action as may be necessary or appropriate in order to effectuate the Merger in accordance with this Agreement as promptly as possible. If, at any time after the Effective Time, any such further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full right, title and possession to all assets, property, rights, privileges, powers and franchises of the Company and Merger Sub, the officers and directors of the Company, Parent and Merger Sub immediately prior to the Effective

                                       7-

Time are fully authorized in the name of their respective corporations or otherwise to take, and will take, all such lawful and necessary action.

   SECTION 1.13 Material Adverse Effect. When used in connection with the Company or any of its subsidiaries, or Parent or any of its subsidiaries, as the case may be, the term "MATERIAL ADVERSE EFFECT" means any change, effect or circumstance that, individually or when taken together with all other such similar or related changes, effects or circumstances that have occurred prior to the date of determination of the occurrence of the Material Adverse Effect, (a) is materially adverse to the business, assets (including intangible assets), financial condition or results of operations of the Company and its subsidiaries or Parent and its subsidiaries, as the case may be, in each case taken as a whole (other than changes that are the effect of economic factors affecting the economy as a whole), or (b) is reasonably likely to materially delay or prevent the consummation of the transactions contemplated hereby.

   SECTION 1.14 Restructuring of the Merger.

   (a) Notwithstanding any provision of this Agreement, in the event that either:

       (i) the product of the Average Closing Price and the number of shares of Parent Common Stock issuable in the Merger in respect of Outstanding Company Common Stock shall be less than 82% of the sum of (A) the product of the Per Share Cash Consideration and the Outstanding Company Common Stock plus (B) the amounts described in Section 1.6(a)(ii)(B), or

       (ii) the product of the average of the high and low sale prices of the Parent Common Stock on the Nasdaq National Market on the last trading date prior to the Closing Date and the number of shares of Parent Common Stock issuable in the Merger in respect of Outstanding Company Common Stock adjusted to reflect the effect of any trading restrictions, shall be less than the sum of (A) the product of the Per Share Cash Consideration and the Outstanding Company Common Stock plus (B) the amounts described in Section 1.6(a)(ii)(B), then as promptly as practicable, the Merger shall be restructured as provided in this Section 1.14 (the "Alternative Taxable Merger").

   (b)  The following provisions shall apply to the Alternative Taxable Merger:

       (i) Section 1.1(a) of this Agreement shall be deemed to read, in its entirety, as follows:

   "(a) Effective Time. At the Effective Time (as defined in Section 1.2), and subject to and upon the terms and conditions of this Agreement, the FBCA and the DGCL, Merger Sub shall be merged with and into the Company, the separate corporate existence of Merger Sub shall cease, and the Company shall continue as the surviving corporation. The Company as the surviving corporation after the Merger is hereinafter sometimes referred to as the "SURVIVING CORPORATION."

                                      8-

       (ii) Sections 1.4(a) and (b) of this Agreement shall be deemed to read, in their entirety, as follows:

   "(a) Articles of Incorporation. Unless otherwise determined by Parent prior to the Effective Time, at the Effective Time the Articles of Incorporation of the Company, as in effect immediately prior to the Effective Time, shall be the Certificate of Incorporation of the Surviving Corporation until thereafter amended in accordance with the FBCA and such Articles of Incorporation."

   "(b) By-Laws. Unless otherwise determined by Parent prior to the Effective Time, at the Effective Time the By-Laws of the Company, as in effect immediately prior to the Effective Time, shall be the By-Laws of the Surviving Corporation until thereafter amended in accordance with the FBCA, the Articles of Incorporation of the Surviving Corporation and such By-Laws."

       (iii) Section 1.5(d) of this Agreement shall be deemed to read, in its entirety, as follows:

   "(d) Capital Stock of Merger Sub. Each share of common stock, $.01 par value, of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into and exchanged for one validly issued, fully paid and nonassessable share of common stock, $0.01 par value per share, of the Surviving Corporation."

   (iv) The condition set forth in Section 6.2(d) of this Agreement shall not be applicable to the Alternative Merger.

   (v) All references in this Agreement to the Surviving Corporation shall be deemed references to the Company as the Surviving Corporation in the Alternative Merger.

   (vi) All references in this Agreement to the Merger shall be deemed references to the Alternative Merger, as provided for in this Section 1.14.

                                  ARTICLE II

                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

   The Company hereby represents and warrants to Parent and Merger Sub that, except as set forth in the written disclosure schedule delivered on or prior to the date hereof by the Company to Parent that is arranged in paragraphs corresponding to the numbered and lettered paragraphs contained in this Article II (the "COMPANY DISCLOSURE SCHEDULE"):

   SECTION 2.1 Organization and Qualification; Subsidiaries. Each of the Company and each of its subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has the requisite corporate power and authority and is in possession of all franchises, grants, authorizations, licenses, permits, easements, consents, certificates, approvals and orders ("APPROVALS") necessary to own, lease and operate the properties
                                      9-
it purports to own, operate or lease and to carry on its business as it is now being conducted, except where the failure to be so organized, existing and in good standing or to have such power, authority and Approvals would not reasonably be expected to have a Company Material Adverse Effect. Each of the Company and its subsidiaries is duly qualified or licensed as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of its properties owned, leased or operated by it or the nature of its activities makes such qualification or licensing necessary, except for such failures to be so duly qualified or licensed and in good standing that would not reasonably be expected to have a Company Material Adverse Effect. A true and complete list as of the date hereof of all of the Company's subsidiaries, together with the jurisdiction of incorporation of each subsidiary, the authorized capitalization of each subsidiary, and the percentage of each subsidiary's outstanding capital stock owned by the Company or another subsidiary, is set forth in Section 2.1 of the Company Disclosure Schedule. The Company does not directly or indirectly own any equity or similar interest in, or any interest convertible into or exchangeable or exercisable for, any equity or similar interest in, any corporation, partnership, joint venture or other business association or entity, with respect to which interest the Company has invested or is required to invest $200,000 or more, excluding securities in any publicly traded company held for investment by the Company and comprising less than five percent of the outstanding stock of such company.

   SECTION 2.2 Articles of Incorporation and By-Laws. The Company has heretofore furnished to Parent a complete and correct copy of its Articles of Incorporation and By-Laws as most recently restated and subsequently amended to the date hereof, and has furnished or made available to Parent the Articles of Incorporation and By-Laws (or equivalent organizational documents) of each of its subsidiaries (the "SUBSIDIARY DOCUMENTS"). Such Articles of Incorporation, By-Laws and Subsidiary Documents are in full force and effect and neither the Company nor any of its subsidiaries is in violation of any of the provisions of its Articles of Incorporation or By-Laws or Subsidiary Documents, except where the failure to be in full force and effect or where such violation would not have a Company Material Adverse Effect.

   SECTION 2.3 Capitalization. The authorized capital stock of the Company consists of (i) 25,000,000 shares of Company Common Stock and (ii) 1,000,000 shares of preferred stock, $0.01 par value per share. As of October 1, 1998, (i) 11,524,467 shares of Company Common Stock were issued and outstanding, all of which are validly issued, fully paid and nonassessable, and no shares were held in treasury, (ii) 1,000 shares of preferred stock had been designated as Series I Preferred Stock of which 436 shares are validly issued, fully paid and nonassessable and of which 400 shares are subject to an option for their purchase, (iii) no shares of Company Common Stock were held by subsidiaries of the Company, (iv) 2,263,197 shares of Company Common Stock were reserved for issuance upon the conversion of the Series I Preferred Stock, of which a maximum of 1,750,000 shares are issuable upon the conversion of the initial 500 shares of Series I Preferred Stock and of which the remaining 513,197 shares become issuable upon the purchase of an additional 400 shares of Series I Preferred Stock pursuant to an option for such purchase, such that the total of 2,263,197 shares of Company Common Stock are issuable upon the conversion of the total 900 shares of Series I Preferred Stock, (v) 922,350 shares of Company Common Stock were reserved for issuance upon the exercise of outstanding warrants, (vi) 1,690,926 shares of Company Common Stock were

                                      10-
reserved for future issuance pursuant to outstanding stock options granted under the Company Stock Option Plan, (vii) 171,713 of Company Common Stock are reserved for future issuance pursuant to the Strategic Alliance Agreement and
(viii) 380,000 of Company Common Stock are reserved for issuance pursuant to stock purchase warrants which may become outstanding upon the exercise of an option to purchase Series I Preferred Stock referred to in clause (iv) of this sentence. No material change in such capitalization has occurred between September 30, 1998 and the date hereof other than the issuance of shares of Company Common Stock under the Company Stock Option Plans and under the Company Stock Purchase Plan. All options, warrants or other rights, agreements, arrangements or commitments of any character to which the Company or a subsidiary or, to the Company's knowledge, any other person is a party relating to the issued or unissued capital stock of the Company or any of its subsidiaries or obligating the Company or any of its subsidiaries to issue or sell any shares of capital stock of, or other equity interests in, the Company or any of its subsidiaries are described in Section 2.3 of the Company Disclosure Schedule. All shares of Company Common Stock subject to issuance as aforesaid, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, shall be duly authorized, validly issued, fully paid and nonassessable. There are no obligations, contingent or otherwise, of the Company or any of its subsidiaries to repurchase, redeem or otherwise acquire any shares of Company Common Stock or the capital stock of any subsidiary or to provide funds to or make any investment (in the form of a loan, capital contribution, guaranty or otherwise) in any such subsidiary or any other entity. All of the outstanding shares of capital stock of each of the Company's subsidiaries are duly authorized, validly issued, fully paid and nonassessable, and all such shares are owned by the Company or another subsidiary of the Company, free and clear of all security interests, liens, claims, pledges, agreements, limitations in the Company's voting rights, charges or other encumbrances of any nature whatsoever (collectively, "COMPANY LIENS").

   SECTION 2.4 Authority Relative to this Agreement. The Company has all necessary corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action, and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or to consummate the transactions so contemplated (other than the adoption of this Agreement by the holders of at least a majority of the outstanding shares of Company Common Stock entitled to vote in accordance with the FBCA and the Company's Articles of Incorporation and By-Laws). As of the date of this Agreement, the Board of Directors of the Company has determined that it is advisable and in the best interest of the Company's stockholders for the Company to enter into a business combination with Parent upon the terms and subject to the conditions of this Agreement, and has unanimously recommended that the Company's stockholders approve and adopt this Agreement and the Merger. This Agreement has been duly and validly executed and delivered by the Company and, assuming the due authorization, execution and delivery by Parent and Merger Sub, as applicable, constitutes a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms.

                                      11-

   SECTION 2.5  No Conflict; Required Filings and Consents.

   (a) Section 2.5(a) of the Company Disclosure Schedule includes a list of (i) all contracts, agreements, commitments or other understandings or arrangements to which the Company or any of its subsidiaries is a party or by which any of them or any of their respective properties or assets are bound or affected, but excluding (A) contracts, agreements, commitments or other understandings or arrangements entered into in the ordinary course of business and involving, in each case, payments by the Company or any of its subsidiaries of less than $100,000 in any single instance, and (B) employment agreements and stock option agreements and (ii) all agreements which, as of the date hereof, the Company is required to file as "material contracts" with the Securities and Exchange Commission ("SEC") pursuant to the requirements of the Securities Exchange Act of 1934, as amended, and the SEC's rules and regulations thereunder (the "EXCHANGE ACT").

   (b) (i) Neither the Company nor any of its subsidiaries has breached, is in default under, or has received written notice of any breach of or default under, any of the agreements, contracts or other instruments required to be disclosed in Section 2.5(a) of the Company Disclosure Schedule, (ii) to the best knowledge of the Company, no other party to any of the agreements, contracts or other instrument required to be disclosed in Section 2.5(a) of the Company Disclosure Schedule has breached or is in default of any of its obligations thereunder, and
(iii) each of the agreements, contracts and other instruments required to be disclosed in Section 2.5(a) of the Company Disclosure Schedule is in full force and effect, except in any such case for breaches, defaults or failures to be in full force and effect that is not currently having or would not reasonably be expected to have a Company Material Adverse Effect.

   (c) The execution and delivery of this Agreement by the Company does not, and the performance of this Agreement by the Company and the consummation of the transactions contemplated hereby will not, (i) conflict with or violate the Certificate of Incorporation or By-Laws of the Company, (ii) conflict with or violate any federal, foreign, state or provincial law, rule, regulation, order, judgment or decree (collectively, "LAWS") applicable to the Company or any of its subsidiaries or by which its or any of their respective properties is bound or affected, or (iii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or impair the Company's or any of its subsidiaries' rights or alter the rights or obligations of any third party under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a Company Lien on any of the properties or assets of the Company or any of its subsidiaries pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries or its or any of their respective properties is bound or affected, except in any such case for any such conflicts, violations, breaches, defaults or other occurrences that would not reasonably be expected to have a Company Material Adverse Effect.

                                      12-

   (d) The execution and delivery of this Agreement by the Company does not, and the performance of this Agreement by the Company will not, require any consent, approval, authorization or permit of, or filing with or notification to, any federal, foreign, state or provincial governmental or regulatory authority except (i) for applicable requirements, if any, of the Securities Act, the Exchange Act, state securities laws ("BLUE SKY LAWS"), the pre-merger notification requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR ACT"), and the filing and recordation of appropriate merger or other documents as required by the DGCL, and (ii) where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would be reasonably expected to have a Company Material Adverse Effect.

   SECTION 2.6 Compliance. Neither the Company nor any of its subsidiaries is in conflict with, or in default or violation of, (i) any Law or Approval applicable to the Company or any of its subsidiaries or by which its or any of their respective properties is bound or affected or (ii) any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries or its or any of their respective properties is bound or affected, except for any such conflicts, defaults or violations which would not reasonably be expected to have a Company Material Adverse Effect.

   SECTION 2.7 SEC Filings; Financial Statements.

   (a) The Company has filed all forms, reports and documents required to be filed by it with the SEC since January 1, 1997 (collectively, the "COMPANY SEC REPORTS"). The Company SEC Reports (i) were prepared in all material respects in accordance with the requirements of the Securities Act or the Exchange Act, as the case may be, and (ii) did not at the time they were filed (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. None of the Company's subsidiaries is required to file any forms, reports or other documents with the SEC.

   (b) Each of the consolidated financial statements (including, in each case, any related notes thereto) contained in the Company SEC Reports was prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto), and each fairly presents in all material respects the consolidated financial position of the Company and its subsidiaries as at the respective dates thereof and the consolidated results of its operations and cash flows and stockholders equity for the periods indicated, except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments which were not or are not expected to be material in amount.

   SECTION 2.8 Absence of Certain Changes or Events. Except as disclosed in the Company SEC Reports filed prior to the date hereof, since June 30, 1998, the Company has conducted its

                                      13-
business in the ordinary course and there has not occurred: (a) any Company Material Adverse Effect; (b) any amendments or changes in the Articles of Incorporation or By-laws of the Company; (c) any damage to, destruction or loss of any asset of the Company (whether or not covered by insurance) that would reasonably be expected to have a Company Material Adverse Effect; (d) any material change by the Company in its accounting methods, principles or practices; (e) any material revaluation by the Company of any of its assets, including, without limitation, writing down the value of inventory or writing off notes or accounts receivable other than in the ordinary course of business;
(f) any other action or event that would have required the consent of Parent pursuant to Section 4.1 had such action or event occurred after the date of this Agreement; or (g) any sale of a material amount of property of the Company or any of its subsidiaries taken as a whole, except in the ordinary course of business.

   SECTION 2.9 No Undisclosed Liabilities. Except as disclosed in the Company SEC Reports filed prior to the date hereof and except for the severance obligation disclosed in Schedule 2.9 of the Company Disclosure Schedule, neither the Company nor any of its subsidiaries has any liabilities (absolute, accrued, contingent or otherwise), except liabilities (a) in the aggregate adequately provided for or disclosed in the Company's balance sheet (including any related notes thereto) as of June 30, 1998 (the "1998 COMPANY BALANCE SHEET"), (b) incurred in the ordinary course of business and not required under generally accepted accounting principles to be reflected on the 1998 Company Balance Sheet, (c) incurred since June 30, 1998 in the ordinary course of business consistent with past practice, (d) incurred in connection with this Agreement, or (e) which would not reasonably be expected to have a Company Material Adverse Effect.

   SECTION 2.10 Absence of Litigation. There are no claims, actions, suits, proceedings or investigations pending or, to the knowledge of the Company, threatened against the Company or any of its subsidiaries, or any properties or rights of the Company or any of its subsidiaries, before any federal, foreign, state or provincial court, arbitrator or administrative, governmental or regulatory authority or body that would reasonably be expected to have a Company Material Adverse Effect.

   SECTION 2.11 Employee Benefit Plans, Employment Agreements.

   (a) Section 2.11 (a) of the Company Disclosure Schedule lists all employee pension plans (as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), all material employee welfare plans (as defined in Section 3(1) of ERISA), and all other material bonus, stock option, stock purchase, incentive, deferred compensation, supplemental retirement, severance and other similar fringe or employee benefit plans, programs or arrangements, written or otherwise, for the benefit of, or relating to, any current or former employees of or consultants to the Company, any trade or business (whether or not incorporated) which is a member of a controlled group including the Company or which is under common control with the Company (a "COMPANY ERISA AFFILIATE") within the meaning of Section 414 of the Code, or any subsidiary of the Company, as well as each plan with respect to which the Company or a Company ERISA Affiliate would incur liability under Section 4069 (if such plan has been or were terminated) or Section 4212(c) of ERISA (all such plans, practices and programs are referred to as the "COMPANY

                                      14-

EMPLOYEE PLANS"). To the extent requested by Parent, there have been made available to Parent copies of (i) each such written Company Employee Plan (other than those referred to in Section 4(b)(4) of ERISA), (ii) the most recent annual report on Form 5500 series, with accompanying schedules and attachments, filed with respect to each Company Employee Plan required to make such a filing, and
(iii) the most recent actuarial valuation for each Company Employee Plan subject to Title IV of ERISA. For purposes of this Section 2.11 (a), the term "material," used with respect to any Company Employee Plan, shall mean that the Company or a Company ERISA Affiliate has incurred or may reasonably be expected to incur obligations in an annual amount exceeding $100,000 with respect to such Company Employee Plan.

   (b) (i) None of the Company Employee Plans promises or provides retiree medical or other retiree welfare benefits to any person, and none of the Company Employee Plans is a "multiemployer plan" as such term is defined in Section 3(37) of ERISA; (ii) there has been no "prohibited transaction," as such term is defined in Section 406 of ERISA and Section 4975 of the Code, with respect to any Company Employee Plan, which could result in any material liability of the Company or any of its subsidiaries; (iii) all Company Employee Plans are in compliance in all material respects with the requirements prescribed by any and all Laws (including ERISA and the Code), currently in effect with respect thereto (including all applicable requirements for notification to participants or the Department of Labor, Pension Benefit Guaranty Corporation (the "PBGC"), Internal Revenue Service (the "IRS") or Secretary of the Treasury), and the Company and each of its subsidiaries have performed all material obligations required to be performed by them under, are not in any material respect in default under or violation of, and have no knowledge of any default or violation by any other party to, any of the Company Employee Plans; (iv) each Company Employee Plan intended to qualify under Section 401(a) of the Code and each trust intended to qualify under Section 501(a) of the Code is the subject of a favorable determination letter from the IRS, and nothing has occurred which may reasonably be expected to impair such determination; (v) all contributions required to be made to any Company Employee Plan pursuant to Section 412 of the Code, or the terms of the Company Employee Plan or any collective bargaining agreement, have been made on or before their due dates; (vi) with respect to each Company Employee Plan, no "reportable event" within the meaning of Section 4043 of ERISA (excluding any such event for which the 30 day notice requirement has been waived under the regulations to Section 4043 of ERISA) nor any event described in Section 4062, 4063 or 4041 of ERISA has occurred; and (vii) neither the Company nor any Company ERISA Affiliate has incurred, nor reasonably expects to incur, any liability under Title IV of ERISA (other than liability for premium payments to the PBGC arising in the ordinary course), except where the failure of any of the foregoing to be true would not have a Company Material Adverse Effect.

   (c) Section 2.11(c) of the Company Disclosure Schedule sets forth a true and complete list as of the date hereof of each current or former employee, officer or director of the Company or any of its subsidiaries who holds (i) any option to purchase Company Common Stock as of the date hereof, together with the number of shares of Company Common Stock subject to such option, the option price of such option (to the extent determined as of the date hereof), whether such option is intended to qualify as an ISO, and the expiration date of such option;
(ii) any other right, directly or

                                      15-
indirectly, to acquire Company Common Stock, together with the number of shares of Company Common Stock subject to such right. Section 2.11(c) of the Company Disclosure Schedule also sets forth the total number of such ISOs, such nonqualified options and such other rights outstanding on the date hereof.

   (d) Section 2.11(d) of the Company Disclosure Schedule sets forth a true and complete list of: (i) all employment agreements with officers or employees of the Company or any of its subsidiaries that provide for annual base salaries in excess of $150,000; (ii) all agreements with consultants who are individuals obligating the Company or any of its subsidiaries to make annual cash payments in an amount exceeding $150,000; (iii) all severance agreements, programs and policies of the Company or any of its subsidiaries with or relating to its employees, in each case with outstanding commitments exceeding $150,000, excluding programs and policies required to be maintained by law; and (iv) all plans, programs, agreements and other arrangements of the Company or any of its subsidiaries with or relating to its employees which contain change-in-control provisions.

   SECTION 2.12 Labor Matters. (a) There are no claims or proceedings pending or, to the knowledge of the Company or any of its subsidiaries, threatened, between the Company or any of its subsidiaries and any of their respective employees, asserting that the Company has committed an unfair labor practice which claims or proceedings are currently having or would reasonably be expected to have a Company Material Adverse Effect; (b) neither the Company nor any of its subsidiaries is a party to any collective bargaining agreement or other labor union contract applicable to persons employed by the Company or its subsidiaries; and (c) neither the Company nor any of its subsidiaries has any knowledge of any strikes, slowdowns, work stoppages, lockouts, or threats thereof, by or with respect to any employees of the Company or any of its subsidiaries, in each case which would reasonably be expected to have a Company Material Adverse Effect.

   SECTION 2.13 Registration Statement, Joint Proxy Statement/Prospectus. The information supplied by the Company for inclusion or incorporation by reference in the Registration Statement (as defined in Section 3.13) shall not at the time the Registration Statement is declared effective by the SEC contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The information supplied by the Company for inclusion or incorporation by reference in the joint proxy statement/prospectus to be sent to the stockholders of the Company in connection with the meeting of the stockholders of the Company to consider the Merger (the "COMPANY STOCKHOLDERS MEETING") and to be sent to the stockholders of Parent in connection with the meeting of the stockholders of Parent to consider the Merger (the "PARENT STOCKHOLDERS MEETING," and together with the Company Stockholder Meeting, the "STOCKHOLDERS MEETINGS") (such joint proxy statement/prospectus as amended or supplemented is referred to herein as the "JOINT PROXY STATEMENT/PROSPECTUS"), will not, on the date the Joint Proxy Statement/Prospectus (or any amendment thereof or supplement thereto) is first mailed to stockholders, at the time of the Stockholders Meetings, or at the Effective Time, contain any statement which, at such time and in light of the circumstances under which it shall be made, is false

                                      16-
or misleading with respect to any material fact, or shall omit to state any material fact necessary in order to make the statements made therein not false or misleading, or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the Stockholders Meetings which has become false or misleading. If at any time prior to the Effective Time any event relating to the Company or any of its respective affiliates, officers or directors should be discovered by the Company which should be set forth in an amendment to the Registration Statement or a supplement to the Joint Proxy Statement/Prospectus, the Company shall promptly inform Parent and Merger Sub. Notwithstanding the foregoing, the Company makes no representation or warranty with respect to any information supplied by Parent or Merger Sub which is contained in or furnished in connection with the preparation of the Registration Statement or the Joint Proxy Statement/Prospectus.

   SECTION 2.14 Title to Property. Neither the Company nor any of its subsidiaries owns any real property.

   SECTION 2.15 Taxes.

   (a) For purposes of this Agreement, "TAX" or "TAXES" shall mean taxes, fees, levies, duties, tariffs, imposts, and governmental impositions or charges of any kind in the nature of (or similar to) taxes, payable to any federal, state, local or foreign taxing authority, including (without limitation) (i) income, franchise, profits, gross receipts, ad valorem, net worth, value added, sales, use, service, real or personal property, special assessments, capital stock, license, payroll, withholding, employment, social security, workers' compensation, unemployment compensation, utility, severance, production, excise, stamp, occupation, premiums, windfall profits, transfer and gains taxes, and
(ii) interest, penalties, additional taxes and additions to tax imposed with respect thereto; and "TAX RETURNS" shall mean returns, reports, and information statements with respect to Taxes required to be filed with the IRS or any other federal, foreign, state or provincial taxing authority, domestic or foreign, including, without limitation, consolidated, combined and unitary tax returns.

   (b) (i) The Company and its subsidiaries have filed all Tax Returns required to be filed by them, (ii) the Company and its subsidiaries have paid and discharged all Taxes due in connection with or with respect to the periods or transactions covered by such Tax Returns and have paid all other Taxes as are due, except such as are being contested in good faith by appropriate proceedings (to the extent that any such proceedings are required) and with respect to which the Company is maintaining adequate reserves, and (iii) there are no other Taxes that would be due if asserted by a taxing authority, except with respect to which the Company is maintaining reserves to the extent currently required, unless in the case of clauses (i), (ii) and (iii) above the failure to do so would not reasonably be expected to have a Company Material Adverse Effect. Except as does not involve or would not result in liability that would reasonably be expected to have a Company Material Adverse Effect: (i) there are no tax liens on any assets of the Company or any subsidiary thereof; and (ii) neither the Company nor any of its subsidiaries has granted any waiver of any statute of limitations with respect to, or any extension of a period for the assessment of, any Tax. Neither the Company nor any of its subsidiaries has made any payments, is obligated to make any payments, or is a party

                                      17-
to any agreement that under any circumstance could obligate it to make any payments that will not be deductible under Code Section 280G. None of the Company and its subsidiaries (i) has been a member of an affiliated group filing a consolidated federal income Tax Return (other than a group the common parent of which was the Company) or (ii) has any liability for the Taxes of any other person or entity (other than the Company and its subsidiaries) under Treas. Reg.
(S)1.1502-6 (or any similar provision of state, local or foreign law), as transferee or successor, by contract or otherwise. Neither the Company nor any subsidiary has consented at any time under Section 341(f)(1) of the Code to have the provisions of Section 341(f)(2) of the Code apply to any disposition of the assets of the Company or any subsidiary. The accruals and reserves for Taxes (including deferred taxes) reflected in the 1998 Company Balance Sheet are in all material respects adequate to cover all Taxes required to be accrued through the date thereof (including interest and penalties, if any, thereon and Taxes being contested) in accordance with generally accepted accounting principles.

   (c) Neither the Company nor any of its subsidiaries is, or has been, a United States real property holding corporation (as defined in Section 897(c)(2) of the Code) during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code. To the best knowledge of the Company, neither the Company nor any of its subsidiaries owns any property of a character, the indirect transfer of which, pursuant to this Agreement, would give rise to any material documentary, stamp or other transfer tax.

   SECTION 2.16 Environmental Matters. Except in all cases as, in the aggregate, have not had and would not reasonably be expected to have a Company Material Adverse Effect, the Company and each of its subsidiaries: (i) have obtained all Approvals which are required to be obtained under all applicable federal, state, foreign or local laws or any regulation, code, plan, order, decree, judgment, notice or demand letter issued, entered, promulgated or approved thereunder relating to pollution or protection of the environment, including laws relating to emissions, discharges, releases or threatened releases of pollutants, contaminants, or hazardous or toxic materials or wastes into ambient air, surface water, ground water, or land or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of pollutants, contaminants or hazardous or toxic materials or wastes by the Company or its subsidiaries or their respective agents ("ENVIRONMENTAL LAWS"); (ii) are in compliance with all terms and conditions of such required Approvals, and also are in compliance with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in applicable Environmental Laws; (iii) have not received notice of any past or present violations of Environmental Laws or any event, condition, circumstance, activity, practice, incident, action or plan which is reasonably likely to interfere with or prevent continued compliance with or which would give rise to any common law or statutory liability, or otherwise form the basis of any claim, action, suit or proceeding, against the Company or any of its subsidiaries based on or resulting from the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling, or the emission, discharge or release into the environment, of any pollutant, contaminant or hazardous or toxic material or waste; and (iv) have taken all actions necessary under applicable Environmental Laws to register any products or materials required to be registered by the Company or its subsidiaries (or any of their respective agents) thereunder.

                                      18-

   SECTION 2.17 Intellectual Property.

   (a) The Company, directly or indirectly, owns, or is licensed or otherwise possesses legally enforceable rights to use, all patents, trademarks, trade names, service marks, copyrights, and any applications therefor, know-how, computer software programs or applications, and tangible or intangible proprietary information or material that are material to the business of the Company and its subsidiaries, taken as a whole, as currently conducted or as proposed to be conducted (the "COMPANY INTELLECTUAL PROPERTY RIGHTS"), except where the failure to do so would not have a Company Material Adverse Effect.

   (b) The execution and delivery of this Agreement by the Company, and the consummation of the transactions contemplated hereby, will neither cause the Company or any of its subsidiaries to be in violation or default in any material respect under any license, sublicense or agreement with respect to the Company Intellectual Property Rights, nor entitle any other party to any such license, sublicense or agreement to terminate or modify such license, sublicense or agreement, except where such violation, default, termination or modification would not reasonably be expected to have a Company Material Adverse Effect. No claims have been asserted or, to the knowledge of the Company, are threatened by any person nor are there any valid grounds, to the knowledge of the Company, for any bona fide claims (i) against the use by the Company or any of its subsidiaries of the Company Intellectual Property Rights, or (ii) challenging the ownership by the Company or any of its subsidiaries, or the validity or effectiveness of any of the Company Intellectual Property Rights, except for such claims that would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

   (c) Neither the Company nor any of its subsidiaries has interfered with, infringed upon, misappropriated, or otherwise come into conflict with any Intellectual Property rights of third parties, and there has never been any charge, complaint, claim, demand, or notice alleging any such interference, infringement, misappropriation, or violation (including any claim that the Company or one of its Subsidiaries must license or refrain from using any Intellectual Property rights of any third party).

   (d) Section 2.17(d) of the Disclosure Schedule identifies each patent or registration which has been issued to the Company or any of its subsidiaries with respect to the Company Intellectual Property Rights, identifies each pending patent application or application for registration which has been made with respect to the Company Intellectual Property Rights, and identifies each license, agreement, or other permission which the Company or any of its subsidiaries have granted to any third party with respect to any of the Company Intellectual Property Rights (together with any exceptions). The Company has delivered to Parent correct and complete copies of all such patents, registrations, applications, licenses, agreements, and permissions (as amended to date) and has made available to Parent correct and complete copies of all other written documentation evidencing ownership and prosecution (if applicable) of each such item. The Company disclosed all relevant prior art in its patent applications, and it has no reason to believe that any of its patents is invalid or
                                      19-
unenforceable. With respect to each item of Intellectual Property required to be identified in (S) 2.17(d) of the Company Disclosure Schedule:

       (i) the Company and its subsidiaries possess all right, title, and interest in and to the item, free and clear of any Lien, license, or other restriction;

       (ii) the item is not subject to any outstanding injunction, judgment, order, decree, ruling, or charge;

       (iii) no action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand is pending or, to the knowledge of the Company, is threatened, which challenges the legality, validity, enforceability, use, or ownership of the item; and

       (iv) neither the Company nor any of its subsidiaries has agreed to indemnify any Person for or against any interference, infringement, misappropriation, or other conflict with respect to the item.

   SECTION 2.18 Regulatory Matters.

   (a) Since January 1, 1996 through the date hereof (i) there have been no written notices, citations or decisions by any governmental or regulatory body that any product produced, manufactured, marketed or distributed at any time by the Company or any Company subsidiary (the "COMPANY PRODUCTS") is defective or fails to meet any applicable standards promulgated by any such governmental or regulatory body, or any other governmental or regulatory body, agency or office of any other jurisdiction to which the Company or any of its subsidiaries is subject, (ii) there have been no recalls, field notifications or seizures ordered or threatened by the United States Food and Drug Administration (the "FDA") or any other comparable governmental or regulatory body with respect to any of the Company Products and (iii) none of the Company or the Company subsidiaries have received any warning letter, Section 305 notices from the FDA or so-called Section 483 notices of adverse observations (or comparable notices from such other governmental or regulatory bodies).

   (b) Except as would not, individually or in the aggregate, have a Company Material Adverse Effect, with respect to each Company Product: (i) the Company and its subsidiaries have obtained all applicable approvals, clearances, authorizations, licenses (including site licensures) and registrations required by United States or foreign governments or government agencies to permit the manufacturing, distribution, sale (including reimbursement and pricing), marketing, export, import or human research (including clinical and non-clinical trials) of such Product (collectively, "LICENSES"); and (ii) the Company and its subsidiaries are in full compliance with all terms and conditions of each License in each country in which such Company Product is marketed, and with all requirements pertaining to the manufacturing (including current good manufacturing practices), marketing, export, import or human research (including good laboratory practices and clinical and non-clinical trials) of such Company Product which is not required to be the subject of a License.

                                      20-

   (c) There are no impediments to issuance of any Company FDA premarket approval application ("PMA") as to which the Company has received an approvable letter from the FDA other than those set forth in the so-called Section 483 Notices described in the Company Disclosure Schedule, and the Company is not aware of any reason why it will be unable to address to the FDA's satisfaction all observations contained in such Notices. The information in such PMAs is true and correct in all material respects and the Company is not aware of any basis upon which the FDA could fail to approve any material aspect of such applications that have not yet received FDA approval.

   SECTION 2.19 Interested Party Transactions. Except for transactions described in the Company SEC Reports filed prior to the date hereof, no event has occurred that would be required to be reported as a Certain Relationship or Related Transaction, pursuant to Item 404 of Regulation S-K promulgated by the SEC.

   SECTION 2.20 Insurance. All material fire and casualty, general liability, business interruption, product liability, professional liability and sprinkler and water damage insurance policies maintained by the Company or any of its subsidiaries are with reputable insurance carriers, provide adequate coverage for all normal risks incident to the business of the Company and its subsidiaries, taken as a whole, and their properties and assets, and are in character and amount customary for persons engaged in similar businesses and subject to the same or similar perils or hazards, except for any such failures to maintain insurance policies that, individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect.

   SECTION 2.21 Opinion of Financial Advisor. The Company has been advised by its financial advisor, EVEREN Securities, Inc. that in its opinion, as of the date hereof, the Merger Consideration to be received by the holders of Shares in the Merger is fair to the holders of Shares from a financial point of view.

   SECTION 2.22 Brokers. No broker, finder or investment banker (other than EVEREN Securities, Inc., the fees and expenses of whom will be paid by the Company) is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company or its subsidiaries or affiliates. The Company has heretofore furnished to Parent a complete and correct copy of all agreements between the Company and EVEREN Securities, Inc. pursuant to which such firm would be entitled to any payment relating to the transactions contemplated hereunder.

   SECTION 2.23 Change in Control Payments. Neither the Company nor any of its subsidiaries have any plans, programs or agreements to which they are parties, or to which they are subject, pursuant to which payments may be required or acceleration of benefits may be required upon a change of control of the Company.

                                      21-

   SECTION 2.24 Expenses. The Company has provided to Parent a good faith estimate and description of the expenses of the Company and its subsidiaries which the Company expects to incur, or has incurred, in connection with the transactions contemplated by this Agreement.

   SECTION 2.25 No Existing Discussions. As of the date hereof, the Company is not engaged, directly or indirectly, in any discussions or negotiations with any other party with respect to an Acquisition Proposal (as defined in Section 4.2).

   SECTION 2.26 Sections 607.0901 and 607.0902 of the FBCA Not Applicable. The Board of Directors of the Company has taken all actions so that the restrictions contained in Section 607.0901 of the FBCA applicable to an "affiliated transaction" (as defined in Section 607.0901) and the restrictions contained in
Section 607.0902 will not apply to the execution, delivery or performance of this Agreement or the respective Stockholder Agreements dated as of the date hereof between Parent and certain stockholders of the Company (collectively, the "STOCKHOLDERS AGREEMENTS") or the consummation of the Merger or the other transactions contemplated by this Agreement or by the Stockholders Agreements.

                                  ARTICLE III

            REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

   Parent and Merger Sub hereby, jointly and severally, represent and warrant to the Company that, except as set forth in the written disclosure schedule delivered on or prior to the date hereof by Parent to the Company that is arranged in paragraphs corresponding to the numbered and lettered paragraphs contained in this Article III (the "PARENT DISCLOSURE SCHEDULE") or disclosed in the Parent SEC Reports filed prior to the date hereof:

   SECTION 3.1 Organization and Qualification; Subsidiaries. Each of Parent and its subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has the requisite corporate power and authority and is in possession of all Approvals necessary to own, lease and operate the properties it purports to own, operate or lease and to carry on its business as it is now being conducted, except where the failure to be so organized, existing and in good standing or to have such power, authority and Approvals would not reasonably be expected to have a Parent Material Adverse Effect. Each of Parent and its subsidiaries is duly qualified or licensed as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of its properties owned, leased or operated by it or the nature of its activities makes such qualification or licensing necessary, except for such failures to be so duly qualified or licensed and in good standing that would not reasonably be expected to have a Parent Material Adverse Effect. A true and complete list as of the date hereof of all of Parent's subsidiaries, together with the jurisdiction of incorporation of each subsidiary and the percentage of each subsidiary's outstanding capital stock owned by Parent or another subsidiary, is set forth in Section 3.1 of the Parent Disclosure Schedule. Parent does not directly or indirectly own any equity or similar interest in, or any interest convertible into or exchangeable or exercisable for,
                                      22-
any equity or similar interest in, any corporation, partnership, joint venture or other business association or entity, with respect to which Parent has invested or is required to invest $200,000 or more, excluding securities in any publicly traded company held for investment by Parent and comprising less than five percent of the outstanding capital stock of such company.

   SECTION 3.2 Charter and By-Laws. Parent has heretofore furnished to the Company a complete and correct copy of its Articles of Organization and By-Laws, as most recently restated and subsequently amended to the date hereof. Such Articles of Organization and By-Laws are in full force and effect and neither Parent nor Merger Sub is in violation of any of the provisions of its Articles of Incorporation or By-Laws, except where the failure to be in full force and effect or where such violation would not have a Parent Material Adverse Effect.

   SECTION 3.3 Capitalization. As of September 29, 1998, the authorized capital stock of Parent consisted of (i) 60,000,000 shares of Parent Common Stock, of which 31,153,765 shares were issued and outstanding, all of which are validly issued, fully paid and non-assessable, 169,115 shares were held in treasury, 2,484,097 shares were reserved for future issuance under Parent's stock option and employee stock purchase plans and (ii) 5,000,000 shares of preferred stock, $.01 par value per share, none of which was issued and outstanding and none of which was held in treasury. No material change in such capitalization has occurred between September __, 1998 and the date hereof, except for issuance of Parent Common Stock pursuant to Parent stock plans. All options, warrants or other rights, agreements, arrangements or commitments of any character to which Parent or a subsidiary or, to Parent's knowledge, any other person is a party relating to the issued or unissued capital stock of Parent or any of its subsidiaries or obligating Parent or any of its subsidiaries to issue or sell any shares of capital stock of, or other equity interests in, Parent or any of its subsidiaries are described in Section 3.3 of the Parent Disclosure Schedule. There are no obligations, contingent or otherwise, of Parent or any of its subsidiaries to repurchase, redeem or otherwise acquire any shares of Parent Common Stock or the capital stock of any subsidiary or to provide funds to or make any investment (in the form of a loan, capital contribution or otherwise) in any such subsidiary other than guarantees of bank obligations of subsidiaries entered into in the ordinary course of business. All of the outstanding shares of capital stock of each of Parent's subsidiaries is duly authorized, validly issued, fully paid and nonassessable and all such shares are owned by Parent or another subsidiary of Parent, free and clear of all security interests, liens, claims, pledges, agreements, limitations in Parent's voting rights, charges or other encumbrances of any nature whatsoever (collectively, "PARENT LIENS").

   SECTION 3.4 Authority Relative to this Agreement. Each of Parent and Merger Sub has all necessary corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Parent and Merger Sub and the consummation by Parent and Merger Sub of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of Parent and Merger Sub, and no other corporate proceedings on the part of Parent or Merger Sub are necessary to authorize this Agreement or to consummate the transactions contemplated thereby (other than the approval of the issuance of the Parent Common

                                      23-

Stock by holders of a majority of the outstanding Parent Common Stock present or represented by proxy and entitled to vote at the Parent Stockholders Meeting). As of the date hereof, the Board of Directors of Parent has determined that it is advisable and in the best interest of Parent's stockholders for Parent to enter into a business combination with the Company upon the terms and subject to the conditions of this Agreement and has unanimously recommended that the stockholders of Parent approve the issuance of Parent Common Stock in the Merger pursuant to this Agreement. This Agreement has been duly and validly executed and delivered by Parent and Merger Sub and, assuming the due authorization, execution and delivery by the Company, constitutes a legal, valid and binding obligation of Parent and Merger Sub enforceable against each of them in accordance with its terms.

   SECTION 3.5 No Conflict, Required Filings and Consents.

   (a) Section 3.5(a) of the Parent Disclosure Schedule includes a list as of the date hereof of: (i) all contracts, agreements, commitments or other understandings or arrangements to which Parent or any of its subsidiaries is a party or by which any of them or any of their respective property or assets are bound or affected, but excluding (A) contracts, agreements, commitments or other understandings or arrangements entered into in the ordinary course of business and involving, in each case, payments by Parent or any of its subsidiaries of less than $500,000, and sales contracts entered into in the ordinary course of business, and (B) employment agreements and stock option agreements; and (ii) all agreements which, as of the date hereof, Parent is required to file with the SEC pursuant to the requirements of the Exchange Act as "material contracts."

   (b) (i) neither the Parent nor any of its subsidiaries has breached, is in default under, or has received written notice of any breach of or default under, any of the agreements, contracts or other instruments required to be disclosed in Section 3.5(a) of the Parent Disclosure Schedule (ii) to the best knowledge of Parent, no other party to any of the agreements, contracts or other instrument required to be disclosed in Section 3.5(a) of the Parent Disclosure Schedule has breached or is in default of any of its obligations thereunder, and
(iii) to the best knowledge of Parent, each of the agreements, contracts and other instruments required to be disclosed in Section 3.5(a) of the Parent Disclosure Schedule is in full force and effect, except in any such case for breaches, defaults or failures to be in full force and effect that would not reasonably be expected to have a Parent Material Adverse Effect.

   (c) The execution and delivery of this Agreement by Parent and Merger Sub does not, and the performance of this Agreement by Parent and Merger Sub will not, and the consummation of the transactions contemplated hereby will not, (i) conflict with or violate the Articles of Organization (or Certificate of Incorporation) or By-Laws of Parent or Merger Sub, (ii) conflict with or violate any Laws applicable to Parent or any of its subsidiaries or by which its or their respective properties are bound or affected, or (iii) result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or impair Parent's or any of its subsidiaries' rights or alter the rights or obligations of any third party under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a Parent

                                      24-

Lien on any of the properties or assets of Parent or any of its subsidiaries pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Parent or any of its subsidiaries is a party or by which Parent or any of its subsidiaries or its or any of their respective properties are bound or affected, except in any such case for any such conflicts, violations, breaches, defaults or other occurrences that would not reasonably be expected to have a Parent Material Adverse Effect.

   (d) The execution and delivery of this Agreement by Parent and Merger Sub does not, and the performance of this Agreement by Parent and Merger Sub will not, require any consent, approval, authorization or permit of, or filing with or notification to, any federal, foreign, state or provincial governmental or regulatory authority, except (i) for applicable requirements, if any, of the Securities Act, the Exchange Act, the Blue Sky Laws, the pre-merger notification requirements of the HSR Act, and the filing and recordation of appropriate merger or other documents as required by the FBCA and the DGCL, and (ii) where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not reasonably be expected to have a Parent Material Adverse Effect.

   SECTION 3.6 Compliance. Neither Parent nor any of its subsidiaries is in conflict with, or in default or violation of, (i) any Law or Approval applicable to Parent or any of its subsidiaries or by which its or any of their respective properties is bound or affected or (ii) any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Parent or any of its subsidiaries is a party or by which Parent or any of its subsidiaries or its or any of their respective properties is bound or affected, except for any such conflicts, defaults or violations which would not reasonably be expected to have a Parent Material Adverse Effect.

   SECTION 3.7 SEC Filings; Financial Statements.

   (a) Parent has filed all forms, reports and documents required to be filed with the SEC since January 1, 1997 (collectively, the "PARENT SEC REPORTS"). The Parent SEC Reports (i) were prepared in all material respects in accordance with the requirements of the Securities Act or the Exchange Act, as the case may be, and (ii) did not at the time they were filed (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. None of Parent's subsidiaries is required to file any forms, reports or other documents with the SEC. The redacted sections of Parent's June 1998 Settlement Agreement with VISX, Inc. (which, as redacted, is filed with the Parent SEC Reports) contain no provisions that purport to limit, as between Parent and the Company, the operation of any non-redacted sections addressing the applicability of cross-licenses to third parties which acquire or are acquired by Parent.

   (b) Each of the consolidated financial statements (including, in each case, any related notes thereto) contained in the Parent SEC Reports has been prepared in accordance with generally

                                      25-
accepted accounting principles applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto) and each fairly presents in all material respects the consolidated financial position of Parent and its subsidiaries as at the respective dates thereof and the consolidated results of its operations and cash flows and stockholders' equity for the periods indicated, except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments which were not or are not expected to be material in amount.

   SECTION 3.8 Absence of Certain Changes or Events. Except as disclosed in the Parent SEC Reports filed prior to the date hereof, since June 30, 1998, Parent has conducted its business in the ordinary course and other than as disclosed in the Parent SEC Reports filed prior to the date hereof there has not occurred:
(i) any Parent Material Adverse Effect; (ii) any amendments or changes in the Articles of Organization or By-Laws of Parent; (iii) any damage to, destruction or loss of any assets of the Parent (whether or not covered by insurance) that would reasonably be expected to have a Parent Material Adverse Effect; (iv) any material change by Parent in its accounting methods, principles or practices;
(v) any material revaluation by Parent of any of its assets, including without limitation, writing down the value of inventory or writing off notes or accounts receivable other than in the ordinary course of business; (vi) any other action or event that would have required the consent of the Company pursuant to Section
4.3 had such action or event occurred after the date of this Agreement; or (vii) any sale of a material amount of assets of Parent or any of its subsidiaries except in the ordinary course of business.

   SECTION 3.9 No Undisclosed Liabilities. Except as disclosed in the Parent SEC Reports filed prior to the date hereof, neither Parent nor any of its subsidiaries has any liabilities (absolute, accrued, contingent or otherwise), except liabilities (a) in the aggregate adequately provided for or disclosed in Parent's balance sheet (including any related notes thereto) as of June 30, 1998 included in the Parent's Quarterly Report on 10-Q for the period ended June 30, 1998 (the "1998 PARENT BALANCE SHEET"), (b) incurred in the ordinary course of business and not required under generally accepted accounting principles to be reflected on the 1997 Parent Balance Sheet, (c) incurred since June 30, 1998 in the ordinary course of business and consistent with past practice, (d) incurred in connection with this Agreement, or (e) which would not reasonably be expected to have a Parent Material Adverse Effect.

   SECTION 3.10 Absence of Litigation. Except as disclosed in the Parent SEC Reports filed prior to the date hereof, there are no claims, actions, suits, proceedings or investigations pending or, to the knowledge of the Parent, threatened against the Parent or any of its subsidiaries, or any properties or rights of the Parent or any of its subsidiaries, before any federal, foreign, state or provincial court, arbitrator or administrative, governmental or regulatory authority or body that would reasonably be expected to have a Parent Material Adverse Effect.

                                      26-

   SECTION 3.11 Employee Benefit Plans; Employment Agreements.

   (a) Section 3.11(a) of the Parent Disclosure Schedule lists as of the date hereof all employee pension plans (as defined in Section 3(2) of ERISA), all material employee welfare plans, (as defined in Section 3(1) of ERISA) and all other material bonus, stock option, stock purchase, incentive, deferred compensation, supplemental retirement, severance and other similar fringe or employee benefit plans, programs or arrangements, written or otherwise, for the benefit of, or relating to, any current or former employees of or consultants to Parent, any trade or business (whether or not incorporated) which is a member of a controlled group including Parent or which is under common control with Parent (a "PARENT ERISA AFFILIATE") within the meaning of Section 414 of the Code, or any subsidiary of Parent, as well as each plan with respect to which Parent or a Parent ERISA Affiliate would incur liability under Section 4069 (if such plan has been or were terminated) or Section 4212(c) of ERISA (all such plans, practices, and programs are referred to herein as the "PARENT EMPLOYEE PLANS"). To the extent requested by the Company, there have been made available to the Company copies of (i) each such written Parent Employee Plan (other than those referred to in Section 4(b)(4) of ERISA), (ii) the most recent annual report on form 5500 series, with accompanying schedules and attachments, filed with respect to each Parent Employee Plan required to make such a filing, and (iii) the most recent actuarial valuation for each Parent Employee Plan subject to Title IV of ERISA. For purposes of this Section 3.11 (a) the term material, used with respect to any Parent Employee Plan, shall mean that Parent or a Parent ERISA Affiliate has incurred or may reasonably be expected to incur obligations in an annual amount exceeding $400,000 with respect to such Parent Employee Plan.

   (b) (i) None of the Parent Employee Plans promises or provides retiree medical or other welfare benefits to any person, and none of the Parent Employee Plans is a "multiemployer plan" as such term is defined in Section 3(37) of ERISA; (ii) there has been no "prohibited transaction," as such term is defined in Section 406 of ERISA and Section 4975 of the Code, with respect to any Parent Employee Plan, which would result in any material liability of Parent or any of its subsidiaries; (iii) all Parent Employee Plans are in compliance in all material respects with the requirements prescribed by any and all Laws (including ERISA and the Code), currently in effect with respect thereto (including all applicable requirements for notification to participants or the Department of Labor, IRS, PBGC or Secretary of the Treasury), and Parent and each of its subsidiaries have performed all material obligations required to be performed by them under, are not in any material respect in default under or violation of, and have no knowledge of any default or violation by any other party to, any of the Parent Employee Plans; (iv) each Parent Employee Plan intended to qualify under Section 401(a) of the Code and each trust intended to qualify under Section 501(a) of the Code is the subject of a favorable determination letter from the IRS, and nothing has occurred which may reasonably be expected to impair such determination; (v) all contributions required to be made to any Parent Employee Plan pursuant to Section 412 of the Code, or the terms of the Parent Employee Plan or any collective bargaining agreement, have been made on or before their due dates; (vi) with respect to each Parent Employee Plan, no "reportable event" within the meaning of Section 4043 of ERISA (excluding any such event for which the 30 day notice requirement has been waived under the regulations to Section 4043 of ERISA) nor any event

                                      27-
described in Section 4062, 4063 or 4041 of ERISA has occurred; and (vii) neither Parent nor any Parent ERISA Affiliate has incurred, nor reasonably expects to incur, any liability under Title IV of ERISA (other than liability for premium payments to the PBGC arising in the ordinary course), except where the failure of any of the foregoing to be true would not have a Parent Material Adverse Effect.

   (c) Section 3.11(c) of the Parent Disclosure Schedule sets forth a true and complete list of: (i) all employment agreements with officers or employees of Parent or any of its subsidiaries that provide for annual base salaries in excess of $250,000; (ii) all severance agreements, programs and policies of Parent with or relating to its employees in each case with outstanding commitments exceeding $250,000, excluding programs and policies required to be maintained by law; and (iii) all plans, programs, agreements and other arrangements of Parent with or relating to its employees which contain change-in-control provisions.

   SECTION 3.12 Labor Matters. There are no claims or proceedings pending or, to the knowledge of Parent or any of its subsidiaries, threatened, between Parent or any of its subsidiaries and any of their respective employees, asserting that the Company has committed an unfair labor practice which claims or proceedings have or would reasonably be expected to have a Parent Material Adverse Effect; (ii) neither Parent nor any of its subsidiaries is a party to any collective bargaining agreement or other labor union contract applicable to persons employed by Parent or its subsidiaries; and (iii) neither Parent nor any of its subsidiaries has any knowledge of any strikes, slowdowns, work stoppages, lockouts, or threats thereof, by or with respect to any employees of Parent or any of its subsidiaries, in each case which would reasonably be expected to have a Parent Material Adverse Effect.

   SECTION 3.13 Registration Statement; Joint Proxy Statement/Prospectus. Subject to the accuracy of the representations of the Company in Section 2.13, the registration statement (the "REGISTRATION STATEMENT") pursuant to which the Parent Common Stock to be issued in the Merger will be registered with the SEC shall not, at the time the Registration Statement (including any amendments or supplements thereto) is declared effective by the SEC, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements included therein, in light of the circumstances under which they were made, not misleading. The information supplied by Parent for inclusion or incorporation in the Joint Proxy Statement/Prospectus will not, on the date the Joint Proxy Statement/Prospectus is first mailed to stockholders, at the time of the Stockholders Meetings and at the Effective Time, contain any statement which, at such time and in light of the circumstances under which it shall be made, is false or misleading with respect to any material fact, or will omit to state any material fact necessary in order to make the statements therein not false or misleading; or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the Stockholders Meetings which has become false or misleading. If at any time prior to the Effective Time any event relating to Parent, Merger Sub or any of their respective affiliates, officers or directors should be discovered by Parent or Merger Sub which should be set forth in an amendment to the Registration Statement or a supplement to the Joint Proxy Statement/Prospectus, Parent or Merger Sub will promptly inform

                                      28-
the Company. Notwithstanding the foregoing, Parent and Merger Sub make no representation or warranty with respect to any information supplied by the Company which is contained in any of the foregoing documents. Notwithstanding the foregoing, Parent makes no representation or warranty with respect to any information supplied by the Company which is contained in, or furnished in connection with the preparation of, the Registration Statement or the Joint Proxy Statement/Prospectus.

   SECTION 3.14 Title to Property. Neither the Parent nor any of its subsidiaries owns any real property.

   SECTION 3.15 Taxes. Parent and its subsidiaries have filed all United States federal income Tax Returns and all other material Tax Returns required to be filed by them, and Parent and its subsidiaries have paid and discharged all Taxes due in connection with or with respect to the periods or transactions covered by such Tax Returns and have paid all other Taxes as are due, except such as are being contested in good faith by appropriate proceedings (to the extent that any such proceedings are required) and there are no other Taxes that would be due if asserted by a taxing authority, except with respect to which Parent is maintaining reserves to the extent currently required unless the failure to do so would not reasonably be expected to have a Parent Material Adverse Effect. Except as does not involve or would not result in liability to Parent that would reasonably be expected to have a Parent Material Adverse
Effect: (i) there are no tax liens on any assets of Parent or any subsidiary thereof; and (ii) neither Parent nor any of its subsidiaries has granted any waiver of any statute of limitations with respect to, or any extension of a period for the assessment of, any Tax. The accruals and reserves for Taxes (including deferred taxes) reflected in the 1998 Parent Balance Sheet are in all material respects adequate to cover all Taxes required to be accrued through the date thereof (including interest and penalties, if any, thereon and Taxes being contested) in accordance with generally accepted accounting principles.

   SECTION 3.16 Environmental Matters. Except in all cases as, in the aggregate, have not had and would not reasonably be expected to have a Parent Material Adverse Effect, Parent and each of its subsidiaries to the best of Parent's knowledge: (i) have obtained all Approvals which are required to be obtained under all applicable Environmental Laws by Parent or its subsidiaries (or their respective agents); (ii) are in compliance with all terms and conditions of such required Approvals, and also are in compliance with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in applicable Environmental Laws; (iii) have not received notice of any past or present violations of Environmental Laws, or any event, condition, circumstance, activity, practice, incident, action or plan which is reasonably likely to interfere with or prevent continued compliance with or which would give rise to any common law or statutory liability, or otherwise form the basis of any claim, action, suit or proceeding, against Parent or any of its subsidiaries based on or resulting from the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling, or the emission, discharge or release into the environment, of any pollutant, contaminant or hazardous or toxic material or waste; and (iv) have taken all actions necessary under applicable Environmental Laws to register any products or

                                      29-
materials required to be registered by Parent or its subsidiaries (or any of their respective agents) thereunder.

   SECTION 3.17 Intellectual Property.

   (a) Parent, directly or indirectly, owns, or is licensed or otherwise possesses legally enforceable rights to use, all trademarks, trade names, service marks, copyrights, and any applications therefor, know-how, computer software programs or applications, and tangible or intangible proprietary information or material that are material to the business of the Company and its subsidiaries, taken as a whole, as currently conducted or as proposed to be conducted (the "PARENT INTELLECTUAL PROPERTY RIGHTS"), except where the failure to do so would not have a Parent Material Adverse Effect.

   (b) The execution and delivery of this Agreement by Parent, and the consummation of the transactions contemplated hereby, will neither cause Parent or any of its subsidiaries to be in violation or default in any material respect under any license, sublicense or agreement with respect to the Parent Intellectual Property Rights, nor entitle any other party to any such license, sublicense or agreement to terminate or modify such license, sublicense or agreement, except where such violation, default, termination or modification would not reasonably be expected to have a Parent Material Adverse Effect. No claims have been asserted or, to the knowledge of Parent, are threatened by any person nor are there any valid grounds, to the knowledge of Parent, for any bona fide claims (i) against the use by Parent or any of its subsidiaries of Parent Intellectual Property Rights, or (ii) challenging the ownership by Parent or any of its subsidiaries, or the validity or effectiveness of any of Parent Intellectual Property Rights, except for such claims that would not, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect.

   (c) Except as disclosed in the Parent SEC Reports filed prior to the date hereof, neither the Parent nor any of its subsidiaries has interfered with, infringed upon, misappropriated, or otherwise come into conflict with any Intellectual Property rights of third parties, and there has never been any charge, complaint, claim, demand, or notice alleging any such interference, infringement, misappropriation, or violation (including any claim that Parent or one of its Subsidiaries must license or refrain from using any Intellectual Property rights of any third party).

   SECTION 3.18  Regulatory Matters.

   (a) Since January 1, 1996 through the date hereof (i) there have been no written notices, citations or decisions by any governmental or regulatory body that any product produced, manufactured, marketed or distributed at any time by the Company or any Company subsidiary (the "PARENT PRODUCTS") is defective or fails to meet any applicable standards promulgated by any such governmental or regulatory body, or any other governmental or regulatory body, agency or office of any other jurisdiction to which the Company or any of its subsidiaries is subject, (ii) there have been no recalls, field notifications or seizures ordered or threatened by the FDA or any other comparable governmental or regulatory body with respect to any of the Parent Production and (iii) none of the

                                      30-

Parent or the Parent subsidiaries have received any warning letter, Section 305 notices from the FDA or so-called Section 483 notices of adverse observations (or comparable notices from such other governmental or regulatory bodies).

   (b) Except as would not, individually or in the aggregate, have a Parent Material Adverse Effect, with respect to each Parent Product: (i) the Parent and its subsidiaries have obtained all applicable Licenses to permit the manufacturing, distribution, sale (including reimbursement and pricing), marketing, export, import or human research (including clinical and non-clinical trials) of such Product and (ii) Parent and its subsidiaries are in full compliance with all terms and conditions of each License in each country in which such Parent Product is marketed, and with all requirements pertaining to the manufacturing (including current good manufacturing practices), marketing, export, import or human research (including good laboratory practices and clinical and non-clinical trials) of such Parent Product which is not required to be the subject of a License.

   (c) There are no impediments to issuance of any Parent FDA premarket approval application ("PMA") as to which Parent has received an approvable letter from the FDA other than those set forth in any so-called Section 483 Notices described in the Parent Disclosure Schedule, and Parent is not aware of any reason why it will be unable to address to the FDA's satisfaction all observations contained in such Notices.

   SECTION 3.19 Interested Party Transactions. Since the date of Parent's 1998 proxy statement, other than as described therein, no event has occurred that would be required to be reported as a Certain Relationship or Related Transaction, pursuant to Item 404 of Regulation S-K promulgated by the SEC.

   SECTION 3.20 Financial Capacity. Parent has available sufficient funds to satisfy its obligations to pay the Cash Consideration for all the Shares.

   SECTION 3.21 Opinion of Financial Advisor. Parent has received the opinion of its financial advisor, Hambrecht & Quist, LLC, that, as of the date hereof, the Merger Consideration is fair to Parent from a financial point of view.

   SECTION 3.22 Brokers. No broker, finder or investment banker (other than Hambrecht & Quist, LLC, the fees and expenses of which will be paid by Parent) is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Parent or Merger Sub.

   SECTION 3.23  Ownership of Merger Sub; No Prior Activities.

   (a) Merger Sub was formed solely for the purpose of engaging in the transactions contemplated by this Agreement.

                                      31-

   (b) As of the date hereof and the Effective Time, except for obligations or liabilities incurred in connection with its incorporation or organization and the transactions contemplated by this Agreement and except for this Agreement and any other agreements or arrangements contemplated by this Agreement, Merger Sub has not and will not have incurred, directly or indirectly, through any subsidiary or affiliate, any obligations or liabilities or engaged in any business activities of any type or kind whatsoever or entered into any agreements or arrangements with any person.

                                  ARTICLE IV

                     CONDUCT OF BUSINESS PENDING THE MERGER

   SECTION 4.1 Conduct of Business by the Company Pending the Merger. The Company covenants and agrees that, during the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Effective Time, unless Parent shall otherwise agree in writing and except as otherwise contemplated by this Agreement, the Company shall conduct its business and shall cause the businesses of its subsidiaries to be conducted in the ordinary course of business; and the Company shall use all reasonable commercial efforts to preserve substantially intact the business organization of the Company and its subsidiaries taken as a whole, to keep available the services of the present officers, employees and consultants of the Company and its subsidiaries taken as a whole and to preserve the present relationships of the Company and its subsidiaries with customers, suppliers and other persons with which the Company or any of its subsidiaries has significant business relations. By way of amplification and not limitation, except as contemplated by this Agreement, neither the Company nor any of its subsidiaries shall, during the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Effective Time, directly or indirectly do, or propose to do, any of the following without the prior written consent of
Parent:

   (a) amend or otherwise change the Articles of Incorporation or By-Laws of the Company or any of its subsidiaries;

   (b) issue, sell, pledge, dispose of or encumber, or authorize the issuance, sale, pledge, disposition or encumbrance of, any shares of capital stock of any class, or any options, warrants, convertible securities or other rights of any kind to acquire any shares of capital stock, or any other ownership interest (including, without limitation, any phantom interest) in the Company or any of its subsidiaries, except that the Company may grant options for Company Common Stock under the Company Stock Plan to newly hired employees in the ordinary course of business in an amount not in excess of 100,000 shares in the aggregate and the Company may issue shares of Company Common Stock upon the exercise of options, warrants and other rights listed in Section 2.3 of the Company Disclosure Schedule.

   (c) sell, pledge, dispose of or encumber any assets of the Company or any of its subsidiaries (except for (i) sales of assets in the ordinary course of business and in a manner consistent with past

                                      32-
practice, (ii) dispositions of obsolete or worthless assets, and (iii) sales of other assets not in excess of $100,000 in the aggregate);

   (d) (i) declare, set aside, make or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of any of its capital stock, except that a wholly owned subsidiary of the Company may declare and pay a dividend to its parent, (ii) split, combine or reclassify any of its capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, or (iii) amend the terms or change the period of exercisability of, purchase, repurchase, redeem or otherwise acquire, or permit any subsidiary to purchase, repurchase, redeem or otherwise acquire, any of its securities or any securities of its subsidiaries, including, without limitation, shares of Company Common Stock or any option, warrant or right, directly or indirectly, to acquire shares of Company Common Stock, or propose to do any of the foregoing; provided, however, that the Company may enter into agreements with holders of Stock Options in which they waive any right to accelerated vesting of the Stock Options in exchange for a promise by the Company that any substitute stock option for Parent Common Stock will become immediately exercisable in the event the Company terminates the holder's employment following the Merger without cause;

   (e) (i) acquire (by merger, consolidation, or acquisition of stock or assets) any corporation, partnership or other business organization or division thereof; (ii) incur any indebtedness for borrowed money or issue any debt securities or assume, guarantee or endorse or otherwise as an accommodation become responsible for, the obligations of any person or, except in each case in the ordinary course of business consistent with past practice, make any loans or advances; (iii) enter into or amend any contract or agreement that would be material to the Company and its subsidiaries taken as a whole; (iv) authorize any capital expenditures or purchase of fixed assets which are, in the aggregate, in excess of $100,000 for the Company and its subsidiaries taken as a whole; or (v) enter into or amend any contract, agreement, commitment or arrangement to effect any of the matters prohibited by this Section 4.1(e);

   (f) (i) increase the compensation payable or to become payable to its executive officers, directors or employees except in the ordinary course of business consistent with past practice; (ii) grant any additional severance or termination pay to, or enter into any new employment or severance agreements with, any director, executive officer or current employee of the Company or its subsidiaries; (iii) enter into any employment or severance agreement with any new employees of the Company or its subsidiaries except in the ordinary course of business consistent with past practice; or (iv) establish, adopt, enter into or amend any collective bargaining, profit sharing, thrift, restricted stock, pension, retirement, deferred compensation or severance plan, trust, fund or policy for the benefit of current or former directors, officers or employees of the Company or any of its subsidiaries, except, in each case, as may be required by law;

   (g) except as required under generally accepted accounting principles, take any action to change in any material respect the accounting policies or procedures (including, without limitation, procedures with respect to revenue recognition, payments of accounts payable and collection of

                                      33-
accounts receivable) of the Company or any subsidiary (except in the case of subsidiaries to conform to the Company's policies and procedures);

   (h) make any material tax election inconsistent with past practice or settle or compromise any material federal, state, local or foreign tax liability or agree to an extension of a statute of limitations;

   (i) pay, discharge or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise) material to the Company and its subsidiaries taken as a whole, other than the payment, discharge or satisfaction in the ordinary course of business and consistent with past practice of liabilities reflected or reserved against in the financial statements contained in the Company SEC Reports filed prior to the date of this Agreement or incurred in the ordinary course of business and consistent with past practice; or

   (j) take, or agree in writing or otherwise to take, any of the actions described in Sections 4.1 (a) through (i) above.

   SECTION 4.2  No Solicitation.

   (a) The Company shall not, directly or indirectly, through any officer, director, employee, representative or agent of the Company or any of its subsidiaries, (i) solicit, initiate or encourage the initiation of any inquiries or proposals regarding any merger, sale of substantial assets, sale of shares of capital stock (including without limitation by way of a tender offer) or similar transactions involving the Company or any subsidiaries of the Company other than the Merger (any of the foregoing inquiries or proposals being referred to herein as an "ACQUISITION PROPOSAL"), (ii) engage in negotiations or discussions concerning, or provide any nonpublic information to any person relating to, any Acquisition Proposal or (iii) agree to, approve or recommend any Acquisition Proposal. Nothing contained in this Section 4.2(a) shall prevent the Board of Directors of the Company from considering, negotiating, approving and recommending to the stockholders of the Company a bona fide Acquisition Proposal not solicited in violation of this Agreement, provided the Board of Directors of the Company concludes in good faith that the Acquisition Proposal would constitute a Superior Proposal (as defined below) and determines in good faith (upon advice of outside counsel) that it is required to do so in order to discharge properly its fiduciary duties.

   (b) The Company shall immediately notify Parent after receipt of any Acquisition Proposal, or any modification of or amendment to any Acquisition Proposal, or any request for nonpublic information relating to the Company or any of its subsidiaries in connection with an Acquisition Proposal or for access to the properties, books or records of the Company or any subsidiary by any person or entity that informs the Board of Directors of the Company or such subsidiary that it is considering making, or has made, an Acquisition Proposal. Such notice to Parent shall be made orally and in writing, and shall identify the person or entity making the Acquisition Proposal and set forth the material terms and condition of the Acquisition Payment. The notice shall also indicate whether the Company is providing or intends to provide the person making the Acquisition Proposal with access to information concerning the Company as provided in Section 4.2(c).

                                      34-

   (c) If the Board of Directors of the Company receives a request for material nonpublic information by a person who makes, or indicates that it is considering making, a bona fide Acquisition Proposal, and the Board of Directors determines in good faith and upon the advice of independent counsel that it is required to cause the Company to act as provided in this Section 4.2(c) in order to discharge properly the directors' fiduciary duties, then, provided the person making the Acquisition Proposal has executed a confidentiality agreement substantially similar to the one then in effect between the Company and Parent, the Company may provide such person with access to information regarding the Company.

   (d) The Company shall ensure that the officers and directors of the Company and its subsidiaries and any investment banker or other advisor or representative retained by the Company are aware of the restrictions described in this Section 4.2.

   (e) For purposes of this Agreement, "Superior Proposal" means a bona fide Acquisition Proposal that the Board of Directors of the Company determines in its good faith judgment to be more favorable to the Company's stockholders than the Merger (based on the written opinion, with only customary qualifications, of the Company's independent financial advisor that the value of the consideration of the Company's stockholders provided for in such proposal exceeds the value of the consideration to the Company's stockholders provided for in the Merger) and for which financing, to the extent required, is then committed or which, in the good faith judgment of the Board of Directors of the Company (based on the written advice of the Company's independent financial advisor), is reasonably capable of being obtained by the person making the proposal.

                                   ARTICLE V

                             ADDITIONAL AGREEMENTS

   SECTION 5.1 HSR Act. As promptly as practicable after the date of the execution of this Agreement, if required, the Company and Parent shall file notifications under and in accordance with the HSR Act in connection with the Merger and the transactions contemplated hereby and respond as promptly as practicable to any inquiries received from the Federal Trade Commission and the Antitrust Division of the Department of Justice for additional information or documentation and respond as promptly as practicable to all inquiries and requests received from any State Attorney General or other governmental authority in connection with antitrust matters.

   SECTION 5.2 Joint Proxy Statement Prospectus; Registration Statement. As promptly as practicable after the execution of this Agreement, the Company and Parent shall prepare and file with the SEC preliminary proxy materials which shall constitute the Joint Proxy Statement/Prospectus and the Registration Statement of the Parent with respect to the Parent Common Stock to be issued in connection with the Merger. As promptly as practicable after comments are received from the SEC thereon and after the furnishing by the Company and

                                      35-

Parent of all information required to be contained therein, the Company and Parent shall file with the SEC a combined proxy and Registration Statement on Form S-4 (or on such other form as shall be appropriate) relating to the adoption of this Agreement and approval of the transactions contemplated hereby by the stockholders of the Company and the approval by the stockholders of Parent to increase the number of authorized shares of Parent Company Stock and the issuance of Parent Common Stock in the Merger pursuant to this Agreement, and shall use all reasonable efforts to cause the Registration Statement to become effective, and to mail the Joint Proxy Statement/Prospectus to their respective shareholders, as soon thereafter as practicable. The Joint Proxy Statement/Prospectus shall include the recommendation of the Boards of Directors of the Company and Parent in favor of the Merger, subject to the last sentence of Section 5.3.

   SECTION 5.3 Stockholders Meetings. The Company and Parent shall call and hold their respective Stockholders Meetings as promptly as practicable and in accordance with applicable laws for the purpose of voting upon the approval of the Merger and the issuance of the Parent Common Stock, and Parent and the Company shall use their reasonable best efforts to hold the Stockholders Meetings on the same day (and at the same time of such day) and as soon as practicable after the date on which the Registration Statement becomes effective. Unless otherwise required under the applicable fiduciary duties of the respective directors of the Company or Parent, as determined by such respective directors in good faith after consultation with and based upon the advice of their respective outside legal counsel, the Company and Parent shall use all reasonable efforts to solicit from their respective stockholders proxies in favor of adoption of this Agreement and approval of the transactions contemplated hereby or the issuance of Parent Company Stock in the Merger pursuant to this Agreement, as the case may be, and shall take all other action reasonably necessary or advisable to secure the vote or consent of stockholders to obtain such approvals.

   SECTION 5.4 Access to Information; Confidentiality. Upon reasonable notice and subject to restrictions contained in confidentiality agreements to which such party is subject (from which such party shall use reasonable efforts to be released), the Company and Parent shall each (and shall cause each of their subsidiaries to) afford to the officers, employees, accountants, counsel and other representatives of the other, reasonable access, during the period to the Effective Time, to all of its properties, books, contracts, commitments and records and, during such prior period, the Company and Parent each shall (and shall cause each of their subsidiaries to) furnish promptly to the other all information concerning its business, properties and personnel as such other party may reasonably request, and each shall make available to the other the appropriate individuals (including attorneys, accountants and other professionals) for discussion of the other's business, properties and personnel as either Parent or the Company may reasonably request. Each party shall keep such information confidential in accordance with the terms of the mutual non-disclosure letter, dated August, 1998 (the "CONFIDENTIALITY LETTER"), between Parent and the Company.

   SECTION 5.5 Consents; Approvals. The Company and Parent shall each use all reasonable efforts to obtain all consents, waivers, approvals, authorizations or orders (including,

                                      36-
without limitation, all United States and foreign governmental and regulatory rulings and approvals), and the Company and Parent shall make all filings (including, without limitation, all filings with United States and foreign governmental or regulatory agencies) required in connection with the authorization, execution and delivery of this Agreement by the Company and Parent and the consummation by them of the transactions contemplated hereby, in each case as promptly as practicable. The Company and Parent shall furnish promptly all information required to be included in the Joint Proxy Statement/Prospectus and the Registration Statement, or for any application or other filing to be made pursuant to the rules and regulations of any United States or foreign governmental body in connection with the transactions contemplated by this Agreement.

   SECTION 5.6 Agreements with Respect to Affiliates. The Company shall deliver to Parent, prior to the date the Registration Statement becomes effective under the Securities Act, a letter (the "AFFILIATE LETTER") identifying all persons who are, and at the time of the Company Stockholders Meeting are expected to be, "affiliates" of the Company, for purposes of Rule 145 under the Securities Act ("RULE 145"). The Company shall use its best efforts to cause each person who is identified as an "affiliate" in the Affiliate Letter to deliver, prior to the Effective Time, a written agreement (an "AFFILIATE AGREEMENT") in substantially the form of Exhibit 5.6(a).

   SECTION 5.7  Indemnification and Insurance.

   (a) The Certificate of Incorporation and By-Laws of the Surviving Corporation shall contain the provisions with respect to indemnification set forth in the Articles of Incorporation and By-Laws of the Company, which provisions shall not be amended, repealed or otherwise modified for a period of six years from the Effective Time in any manner that would adversely affect the rights thereunder of individuals who at or before the Effective Time were directors, officers, employees or agents of the Company, unless such modification is required by law.

   (b) The Company shall, to the fullest extent permitted under applicable law or under the Company's Articles of Incorporation or By-Laws and regardless of whether the Merger becomes effective, indemnify and hold harmless and, after the Effective Time, Parent and the Surviving Corporation shall, to the fullest extent permitted under applicable law or under the Surviving Corporation's Certificate of Incorporation or By-Laws, indemnify and hold harmless, each present and former director, officer or employee of the Company or any of its subsidiaries (collectively, the "INDEMNIFIED PARTIES") against any costs or expenses (including attorneys' fees), judgments, fines, losses, claims, damages, liabilities and amounts paid in settlement in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, (x) arising out of or pertaining to the transactions contemplated by this Agreement or (y) otherwise with respect to any acts or omissions occurring at or prior to the Effective Time, to the same extent as provided in the Company's Articles of Incorporation or By-Laws or any applicable contract or agreement as in effect on the date hereof, in each case for a period of six years after the date hereof. In the event of any such claim, action, suit, proceeding or investigation (whether arising before or after the Effective
Time), (i) any counsel retained by

                                      37-
the Indemnified Parties for any period after the Effective Time shall be reasonably satisfactory to the Surviving Corporation, (ii) after the Effective Time, Parent or the Surviving Corporation shall pay the reasonable fees and expenses of such counsel, promptly after statements therefor are received, and
(iii) Parent and the Surviving Corporation will cooperate in the defense of any such matter; provided, however, that neither Parent nor the Surviving Corporation shall be liable for any settlement effected without its written consent (which consent shall not be unreasonably withheld); and provided, further, that, in the event that any claim or claims for indemnification are asserted or made within such six-year period, all rights to indemnification in respect of any such claim or claims shall continue until the disposition of any and all such claims. The Indemnified Parties as a group may retain only one law firm to represent them with respect to any single action unless there is, under applicable standards of professional conduct, a conflict on any significant issue between the positions of any two or more Indemnified Parties.

   (c) Parent and the Surviving Corporation shall honor and fulfill in all respects the obligations of the Company pursuant to indemnification agreements with the Company's directors and officers existing at or before the Effective Time.

   (d) For a period of three years after the Effective Time, Parent shall maintain or cause the Surviving Corporation to maintain in effect, if available, directors' and officers' liability insurance covering those persons who are currently covered by the Company's directors' and officers' liability insurance policy (a copy of which has been made available to Parent) on terms comparable to those now applicable to directors and officers of the Company; provided, however, that in no event shall Parent or the Surviving Corporation be required to expend in excess of 150% of the annual premium currently paid by the Company for such coverage; and provided further, that if the premium for such coverage exceeds such amount, Parent or the Surviving Corporation shall purchase a policy with the greatest coverage available for such 150% of the annual premium.

   (e) This Section 5.7 shall survive the consummation of the Merger at the Effective Time, is intended to benefit the Company, the Surviving Corporation and the Indemnified Parties, shall be binding on all successors and assigns of Parent and the Surviving Corporation and shall be enforceable by the Indemnified Parties, their heirs and their representatives.

   SECTION 5.8 Notification of Certain Matters. The Company shall give prompt notice to Parent, and Parent shall give prompt notice to the Company, of (i) the occurrence or nonoccurrence of any event known to such party the occurrence or nonoccurrence of which would be likely to cause any representation or warranty contained in this Agreement to become materially untrue or inaccurate, or (ii) any failure of the Company, Parent or Merger Sub, as the case may be, materially to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this Section shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice; and provided further that failure to give such notice shall not be

                                      38-
treated as a breach of covenant for the purposes of Sections 6.2(a) or 6.3(a) unless the failure to give such notice results in material prejudice to the other party.

   SECTION 5.9 Further Action/Tax Treatment. Upon the terms and subject to the conditions hereof each of the parties hereto shall use all reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all other things necessary, proper or advisable to consummate and make effective as promptly as practicable the transactions contemplated by this Agreement, to obtain in a timely manner all necessary waivers, consents and approvals and to effect all necessary registrations and filings, and otherwise to satisfy or cause to be satisfied all conditions precedent to its obligations under this Agreement. The foregoing covenant shall not include any obligation by Parent to agree to divest, abandon, license or take similar action with respect to any assets (tangible or intangible) of Parent or the Company. Each of Parent, Merger Sub and the Company shall use its reasonable best efforts (which shall not include increasing the Merger Consideration or the Stock Consideration or the Per Share Stock Consideration) to cause the Merger to qualify, and will not (both before and after consummation of the Merger) take any actions which to its knowledge would reasonably be expected to prevent the Merger from qualifying as a reorganization under the provisions of Section 368 of the Code. Following the Merger, Parent will cause the Surviving Corporation to continue the Company's historic business or use a significant portion of the Company's historic business assets in a business.

   SECTION 5.10 Public Announcements. Parent and the Company shall consult with each other before issuing any press release with respect to the Merger or this Agreement and shall not issue any such press release or make any such public statement without the prior consent of the other party, which shall not be unreasonably withheld; provided, however, that a party may, without the prior consent of the other party, issue such press release or make such public statement as may upon the advice of counsel be required by law or the rules and regulations of the Nasdaq National Market System, if it has used all reasonable efforts to consult with the other party prior thereto.

   SECTION 5.11 Accountants' Letters. Upon reasonable notice from the other, Parent and the Company shall use their respective best efforts to cause Deloitte & Touche LLP and Arthur Andersen LLP, respectively, to deliver to Parent or the Company, as the case may be, a letter, dated within 2 business days of the Effective Date of the S-4 Registration Statement covering such matters as are requested by Parent or the Company and as are customarily addressed in accountant's "comfort" letters.

   SECTION 5.12 Board Representation. As of the Effective Time or as soon as practicable thereafter, the Board of Directors of Parent will take such action as is necessary to cause Glenn Bradley to be elected to serve as a director of Parent for the vacant term expiring at Parent's annual meeting in 2000 (the "Outside Director"), and Randy W. Frey to be elected as a director of Parent for the vacant term expiring at Parent's annual meeting in 2001. The Board of Directors of Parent will nominate the Outside Director for re-election at Parent's annual meeting in 2000, provided that such Outside Director (x) is "independent" as such term is applied under

                                      39-
the listing requirements for the Nasdaq National Market and (y) shall have attended at least 75% of all meetings of the Board of Directors, by telephone or in person, during the previous fiscal year. In addition, one person designated by the Company prior to the mailing of the Joint Proxy Statement/Prospectus, subject to the reasonable approval of Parent, shall be entitled to attend meetings of the Board of Directors until the third anniversary of the Effective Time, subject to the Board's right to have portions of any such meeting open only to members of the Board. If the observer named in the Joint Proxy Statement/Prospectus is unable to continue as an observer until the end of the term, Parent agrees that the directors named by the Company may designate a replacement. Parent agrees to pay the observer's reasonable travel expenses in connection with the observer's attendance at Board meetings.

   SECTION 5.13 Nasdaq Listing. Each of the Company and Parent shall use its reasonable best efforts to continue the quotation of the Company Common Stock and Parent Common Stock, respectively, on The Nasdaq National Market during the term of this Agreement.

   SECTION 5.14 Listing of Parent Shares. Parent shall use its reasonable best efforts to cause the Parent Shares to be issued in the Merger to be approved for quotation, upon official notice of issuance, on The Nasdaq National Market.

   SECTION 5.15 Joint Shareholder Communications Efforts. The Company and Parent agree to use their reasonable best efforts to conduct a joint communications program, including presentations and meetings, with institutional stockholders of both the Company and Parent, for the purpose of communicating the synergy, strategy and prospects for the combined companies after the Merger. Such presentations and meetings shall take place in those cities of the United States where such institutional stockholders are located and shall be conducted for 7 to 10 business days during the three-week period preceding the Stockholder Meetings.

   SECTION 5.16 Dismissal of Civil Actions. As soon as practicable after the date hereof, the Company shall stipulate to the dismissal, without prejudice, of all claims it has alleged against Parent and Pillar Point Partners in Autonomous
                                                                      ----------
Technologies Corporation v. Pillar Point Partners (Civil Action No. 96-515 JJF).
------------------------    ---------------------

   SECTION 5.17 Issuance of CIBA Shares. Prior to the Effective Time, the Company shall issue 171,713 shares (subject to any required anti-dilution adjustments) of Company Common Stock to CIBA Vision Group Management, Inc. ("CIBA") in full satisfaction of its obligation to deliver shares of capital stock under the Strategic Alliance Agreement dated May 15, 1995 between the Company and CIBA.

                                      40-

                                  ARTICLE VI

                            CONDITIONS TO THE MERGER

   SECTION 6.1 Conditions to Obligation of Each Party to Effect the Merger. The respective obligations of each party to effect the Merger shall be subject to the satisfaction at or prior to the Effective Time of the following conditions:

   (a) Effectiveness of the Registration Statement. The Registration Statement shall have been declared effective by the SEC under the Securities Act. No stop order suspending the effectiveness of the Registration Statement shall have been issued by the SEC and no proceedings for that purpose and no similar proceeding in respect of the Joint Proxy Statement/Prospectus shall have been initiated or threatened by the SEC;

   (b) Stockholder Approval. This Agreement and the Merger shall have been approved and adopted by the requisite vote of the stockholders of the Company and the issuance of Parent Common Stock in the Merger pursuant to this Agreement shall have been approved by the requisite vote of the stockholders of Parent;

   (c) HSR Act. The waiting period, if any, applicable to the consummation of the Merger under the HSR Act shall have expired or been terminated;

   (d) No Injunctions or Restraints. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Merger shall be in effect, nor shall any proceeding brought by any administrative agency or commission or other governmental authority or instrumentality, domestic or foreign, seeking any of the foregoing be pending; and

   (e) Nasdaq. The Parent Shares to be issued in the Merger shall have been approved, upon official notice of issuance, for quotation on The Nasdaq National Market.

   SECTION 6.2 Additional Conditions to Obligations of Parent and Merger Sub. The obligations of Parent and Merger Sub to effect the Merger are also subject to the following conditions:

   (a) Representations and Warranties. The representations and warranties of the Company contained in this Agreement shall be true and correct in all respects at and as of the Effective Time as if made at and as of such time, except for (i) changes contemplated by this Agreement and (ii) those representations and warranties which address matters only as of a particular date (which shall have been true and correct as of such date with the same force and effect as if made at and as of the Effective Time), and Parent and Merger Sub shall have received a certificate to such effect signed on behalf of the Company by the President and the Chief Financial Officer of the Company;

                                      41-

   (b) Agreements and Covenants. The Company shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it at or prior to the Effective Time, and Parent and Merger Sub shall have received a certificate to such effect signed on behalf of the Company by the President and the Chief Financial Officer of the Company;

   (c) Consents Obtained. All consents, waivers, approvals, authorizations or orders required to be obtained, and all filings required to be made, by the Company for the due authorization, execution and delivery of this Agreement and the consummation by it of the transactions contemplated hereby shall have been obtained and made by the Company;

   (d) Tax Opinion. Unless the Merger shall be restructured as the Alternative Taxable Merger, Parent shall have received a written opinion from Ropes & Gray, in form and substance reasonably satisfactory to Parent, to the effect that the Merger will constitute a reorganization within the meaning of Section 368 of the Code;

   (e) Affiliate Agreements. Parent shall have received from each person who is identified in the Affiliate Letter as an "affiliate" of the Company, an Affiliate Agreement, and such Affiliate Agreement shall be in full force and effect;

   (f) No Litigation. There shall not be pending or threatened any suit, action, proceeding or investigation: (i) challenging or seeking to restrain or prohibit the consummation of the Merger or any of the other transactions contemplated by this Agreement; (ii) relating to the Merger and seeking to obtain from Parent or any of its subsidiaries any damages that may be material to Parent: (iii) seeking to prohibit or limit in any material respect Parent's ability to vote, receive dividends with respect to or otherwise exercise ownership rights with respect to the stock of the Surviving Corporation; (iv) that would materially and adversely affect the right of the Surviving Corporation to own the assets or operate the business of the Company (v) which, if adversely determined, could have a Material Adverse Effect on the Company or Parent.

   (g) Stockholders Agreement. The Stockholders Agreements shall be in full force and effect as of the Effective Time.

   SECTION 6.3 Additional Conditions to Obligation of the Company. The obligation of the Company to effect the Merger is also subject to the following conditions:

   (a) Representations and Warranties. The representations and warranties of Parent and Merger Sub contained in this Agreement shall be true and correct in all respects on and as of the Effective Time, except for (i) changes contemplated by this Agreement and (ii) those representations and warranties which address matters only as of a particular date (which shall have been true and correct as of such date) with the same force and effect as if made on and as of

                                      42-
the Effective Time, and the Company shall have received a certificate to such effect signed on behalf of Parent by the President and the Chief Financial Officer of Parent;

   (b) Agreements and Covenants. Parent and Merger Sub shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by them on or prior to the Effective Time, and the Company shall have received a certificate to such effect signed on behalf of Parent by the President and the Chief Financial Officer of Parent;

   (c) Consents Obtained. All consents, waivers, approvals, authorizations or orders required to be obtained, and all filings required to be made, by Parent and Merger Sub for the authorization, execution and delivery of this Agreement and the consummation by them of the transactions contemplated hereby shall have been obtained and made by Parent and Merger Sub;

                                  ARTICLE VII

                                  TERMINATION

   SECTION 7.1 Termination. This Agreement may be terminated at any time prior to the Effective Time, notwithstanding approval thereof by the stockholders of the Company or Parent:

   (a) by mutual written consent duly authorized by the Boards of Directors of Parent and the Company; or

   (b) by either Parent or the Company, if the Merger shall not have been consummated by February 28, 1999 (provided that the right to terminate this Agreement under this Section 7.1(b) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of or resulted in the failure of the Merger to occur on or before such date); or

   (c) by either Parent or the Company, if a court of competent jurisdiction or governmental, regulatory or administrative agency or commission shall have issued a nonappealable final order, decree or ruling or taken any other action having the effect of permanently restraining, enjoining or otherwise prohibiting the Merger (provided that the right to terminate this Agreement under this Section 7.1(c) shall not be available to any party who has not complied with its obligations under Section 5.9 and such noncompliance materially contributed to the issuance of any such order, decree or ruling or the taking of such action); or

   (d) by Parent, if the requisite vote of the stockholders of the Company shall not have been obtained by February 28, 1999, or by the Company, if the requisite vote of the stockholders of Parent shall not have been obtained by February 28, 1999 (provided that this right shall not be available to any party who has not complied with its obligation under Section 5.3); or

                                      43-

   (e) by Parent, if: (i) the Board of Directors of the Company shall withdraw, modify or change its approval or recommendation of this Agreement or the Merger in a manner adverse to Parent or shall have resolved to do so; (ii) the Board of Directors of the Company shall have recommended to the stockholders of the Company an Alternative Transaction (as defined below); or (iii) a tender offer or exchange offer for 25% or more of the outstanding shares of Company Common Stock is commenced (other than by Parent or an affiliate of Parent) and the Board of Directors of the Company either fails to recommend that the stockholders of the Company not tender their shares in such tender or exchange offer or takes no position on the acceptance of the tender or exchange offer; or

   (f) by the Company, if the Board of Directors of the Company shall have determined to recommend an Acquisition Proposal to its stockholders after determining, pursuant to Section 4.2 that such Acquisition Proposal constitutes a Superior Proposal, and the Company gives Parent at least three Business Days prior notice of its intention to effect such termination pursuant to this subsection, and the Company makes the payment required pursuant to Section 7.3(b) of this Agreement;

   (g) by Parent, (i) if any representation or warranty of the Company set forth in this Agreement that is qualified by materiality was not true when made or if any such representation or warranty not qualified by materiality was not true in all material respects when made, or (ii) upon the Company's material breach of any covenant or agreement set forth in this Agreement, such that the conditions set forth in Section 6.2(a) or 6.2(b) would not be satisfied, or by the Company, (x) if any representation or warranty of Parent set forth in this Agreement that is qualified by materiality was not true when made or if any such representation or warranty not qualified by materiality was not true in all material respects when made, or (y) upon Parent's material breach of any covenant or agreement set forth in this Agreement, such that the conditions set forth in Section 6.3(a) or 6.3(b) would not be satisfied (any of such events being referred to as a "TERMINATING BREACH"), provided, that, the non-breaching party shall have given the breaching party at least 10 business days' prior notice and provided, further, that if such Terminating Breach is curable prior to February 28, 1999 by the breaching party through the exercise of its reasonable best efforts and for so long as the breaching party continues to exercise such reasonable best efforts, the non-breaching party may not terminate this Agreement under this Section 7.1(g); or

   (h) by Parent, if any representation or warranty of the Company shall have become untrue such that the condition set forth in Section 6.2(a) would not be satisfied, or by the Company, if any representation or warranty of Parent shall have become untrue such that the condition set forth in Section 6.3(a) would not be satisfied, in either case other than by reason of a Terminating Breach and after 10 business days' prior written notice.

    As used herein, "Alternative Transaction" means any of (i) a transaction pursuant to which any person (or group of persons) other than Parent or its affiliates (a "THIRD PARTY") acquires or would acquire more than 25% of the outstanding Shares, whether from the Company or pursuant

                                      44-
to a tender offer or exchange offer or otherwise, (ii) a merger or other business combination involving the Company pursuant to which any Third Party acquires more than 25% of the outstanding equity securities of the Company or the entity surviving such merger or business combination, or (iii) any other transaction pursuant to which any Third Party acquires or would acquire control of assets (including for this purpose the outstanding equity securities of subsidiaries of the Company, and the entity surviving any merger or business combination including any of them) of the Company or any of its subsidiaries having a fair market value (as determined by the Board of Directors of the Company in good faith) equal to more than 25% of the fair market value of all the assets of the Company and its subsidiaries, taken as a whole, immediately prior to such transaction.

   Notwithstanding the foregoing, if the staff of the SEC reviews the Joint Proxy Statement/Prospectus or if any administrative agency or commission or other governmental authority or instrumentality shall have instituted an inquiry, either formal or informal, into the Merger, Parent may by written notice to the Company extend the February 28, 1999 date in this Section 7.1 for up to 30 additional days provided that (i) Parent is not in breach in any material respect of its obligations under this Agreement and (ii) Parent agrees to extend credit to the Company under its revolving credit line with Parent in additional amounts not to exceed $1,500,000 during the period of any extension.

   SECTION 7.2 Effect of Termination. In the event of the termination of this Agreement pursuant to Section 7.1, this Agreement shall forthwith become void and there shall be no liability on the part of any party hereto or any of its affiliates, directors, officers or stockholders except (i) as set forth in
Section 7.3 and Section 8.1 hereof, and (ii) nothing herein shall relieve any party from liability for any willful breach hereof prior to such termination.

   SECTION 7.3  Fees and Expenses.

   (a) Except as set forth in this Section 7.3, all fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses, whether or not the Merger is consummated; provided, however, that Parent and the Company shall share equally all fees and expenses, other than accountants' and attorneys' fees, incurred in connection with the printing and filing of the Joint Proxy Statement/Prospectus (including any preliminary materials related thereto) and the Registration Statement (including financial statements and exhibits) and any amendments or supplements thereto.

   (b) The Company shall pay Parent a fee of $2,600,000 (the "COMPANY FEE") upon the first to occur of the following events:

       (i) the termination of this Agreement by Parent pursuant to Section 7.1(d) if the stockholders of the Company shall not have approved and adopted the Merger Agreement by February 28, 1999 and a proposal for an Alternative Transaction shall have been made prior to the Company Stockholders Meeting; or

                                      45-

       (ii) the termination of this Agreement by Parent pursuant to Section 7.1(e) or the Company pursuant to Section 7.1(f); or

       (iii) the termination of this Agreement by Parent pursuant to Section 7.1(g) on account of a Terminating Breach by the Company.

                                 ARTICLE VIII

                               GENERAL PROVISIONS

   SECTION 8.1 Effectiveness of Representations, Warranties and Agreements; Knowledge, Etc.

   (a) Except as otherwise provided in this Section 8.1, the representations, warranties and agreements of each party hereto shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any other party hereto, any person controlling any such party or any of their officers or directors, whether prior to or after the execution of this Agreement. The representations, warranties and agreements in this Agreement shall terminate at the Effective Time or upon the termination of this Agreement pursuant to Section 7.1, as the case may be, except that the agreements set forth in Article I and Section 5.7 shall survive the Effective Time indefinitely and those set forth in Section 7.3 shall survive such termination indefinitely. The Confidentiality Letter shall survive termination of this Agreement as provided therein.

   (b) Reference to a party's "knowledge" in this Agreement refers to the actual knowledge of the directors and officers of that party who are required to file reports under Section 16(a) of the Exchange Act.

   SECTION 8.2 Notices. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been duly given or made if and when delivered personally or by overnight courier to the parties at the following addresses or sent by facsimile transmission, with confirmation received and a copy placed in the United States mail to the following addresses, to the telecopy numbers specified below (or at such other address or telecopy number for a party as shall be specified by like notice):

                                      46-

   (a) If to Parent or Merger Sub:

       Attention:  General Counsel

       Telephone No.:  (781) 890-1234
       Telecopier No.:  (781) 890-6739

   With a copy to:

       Keith F. Higgins, Esq.
       Ropes & Gray
       One International Place
       Boston, MA  02110

       Telephone No.: (617) 951-7000
       Telecopier No.: (617) 951-7050

   (b) If to the Company:

       Attention:  President

       Telephone No.:  (407) 384-1600
       Telecopier No.:  (407) 277-0047

       With a copy to:

       William A. Grimm, Esq.
       Gray, Harrison & Robinson, P.A.
       201 East Pine Street, Suite 1200
       Orlando, FL 37801

       Telephone No.:  (407) 843-8880
       Telecopier No.:  (407) 244-5690

   SECTION 8.3  Certain Definitions.  For purposes of this Agreement, the term:

   (a) "affiliates" means a person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, the first mentioned person; including, without limitation, any partnership or joint venture in which the first mentioned person (either alone, or through or together with any other subsidiary) has, directly or indirectly, an interest of 5% or more;

                                      47-

   (b) "beneficial owner" with respect to any shares of Company Common Stock means a person who shall be deemed to be the beneficial owner of such shares (as such term is defined in Rule 13d-3 of the Exchange Act);

   (c) "business day" means any day other than a day on which banks in The Commonwealth of Massachusetts are required or authorized to be closed;

   (d) "control" (including the terms "controlled by" and "under common control with") means the possession, directly or indirectly or as trustee or executor, of the power to direct or cause the direction of the management or policies of a person, whether through the ownership of stock, as trustee or executor, by contract or credit arrangement or otherwise;

   (e) "generally accepted accounting principles" shall mean United States generally accepted accounting principles.

   (f) "person" means an individual, corporation, partnership, association, trust, unincorporated organization, other entity or group (as defined in Section 13(d)(3) of the Exchange Act); and

   (g) "subsidiary" or "subsidiaries" of the Company, Parent or any other person means any corporation, partnership, joint venture or other legal entity of which the Company, the Surviving Corporation, Parent or such other person, as the case may be (either alone or through or together with any other subsidiary), owns, directly or indirectly, more than 50% of the stock or other equity interests the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such corporation or other legal entity.

   SECTION 8.4 Amendment. This Agreement may be amended by the parties hereto by action taken by or on behalf of their respective Boards of Directors at any time prior to the Effective Time; provided, however, that, after approval of the Merger by the stockholders of the Company, no amendment may be made which by law requires further approval by such stockholders without such further approval. This Agreement may not be amended except by an instrument in writing signed by the parties hereto.

   SECTION 8.5 Waiver. At any time prior to the Effective Time, any party hereto may with respect to any other party hereto (a) extend the time for the performance of any of the obligations or other acts, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto, or (c) waive compliance with any of the agreements or conditions contained herein. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the party or parties to be bound thereby.

   SECTION 8.6 Headings. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

                                      48-

   SECTION 8.7 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the fullest extent possible.

   SECTION 8.8 Entire Agreement. This Agreement constitutes the entire agreement and supersedes all prior agreements and undertakings (other than the Confidentiality Letters), both written and oral, among the parties, or any of them, with respect to the subject matter hereof.

   SECTION 8.9 Assignment; Guarantee of Merger Sub Obligations. This Agreement shall not be assigned by operation of law or otherwise, except that Merger Sub may assign all or any of its rights hereunder to any wholly owned subsidiary of the Parent provided that no such assignment shall relieve the assigning party of its obligations hereunder. Parent guarantees the full and punctual performance by Merger Sub of all the obligations hereunder of Merger Sub or any such assignees.

   SECTION 8.10 Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement, including, without limitation, by way of subrogation, other than
Section 5.7 (which is intended to be for the benefit of the Indemnified Parties and may be enforced by such Indemnified Parties).

   SECTION 8.11 Failure or Indulgence Not Waiver; Remedies Cumulative. No failure or delay on the part of any party hereto in the exercise of any right hereunder shall impair such right or be construed to be a waiver of, or acquiescence in, any breach of any representation, warranty or agreement herein, nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or of any other right. All rights and remedies existing under this Agreement are cumulative to, and not exclusive of, any rights or remedies otherwise available.

   SECTION 8.12 Governing Law. This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of Delaware applicable to contracts executed and fully performed within the State of Delaware.

   SECTION 8.13 Counterparts. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

                                      49-

   IN WITNESS WHEREOF, Parent, Merger Sub and the Company have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

                              SUMMIT TECHNOLOGY, INC.


                              By:       /s/ Robert J. Palmisano
                                   --------------------------------------
                               Name:     Robert J. Palmisano
                               Title:    Chief Executive Officer


                              ALPINE ACQUISITION CORP.


                              By:       /s/ Robert J. Palmisano
                                   --------------------------------------
                               Name:     Robert J. Palmisano
                               Title:    Chief Executive Officer


                              AUTONOMOUS TECHNOLOGIES
                              CORPORATION

                              By:       /s/ Randy W. Frey
                                   --------------------------------
                               Name:     Randy W. Frey
                               Title:    Chief Executive Officer